                                                                     Exhibit 4.4
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               SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION

                                CREDIT AGREEMENT

                           Dated as of August 1, 2005

                                      among

                             ALLIED HOLDINGS, INC.,
                                       and
                          ALLIED SYSTEMS, LTD. (L.P.),
                                  as Borrowers,

                    THE OTHER CREDIT PARTIES SIGNATORY HERETO
                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                                FROM TIME TO TIME
                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION
          as Administrative Agent, Collateral Agent, co-Revolver Agent,
                        co-Syndication Agent and Lender,

                      MORGAN STANLEY SENIOR FUNDING, INC.,
          as co-Term Loan B Agent, co-Syndication Agent, co-Term Loan B
                        Lead Arranger and co-Bookrunner,

                     MARATHON STRUCTURED FINANCE FUND, L.P.
         as co-Revolver Agent, Term Loan A Agent, co-Term Loan B Agent,
                 Term Loan A Lead Arranger, co-Term Loan B Lead
                     Arranger and co-Revolver Lead Arranger

                                       and

                           GECC CAPITAL MARKETS, INC.,
                 as co-Revolver Lead Arranger and co-Bookrunner

================================================================================

                                TABLE OF CONTENTS

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
1.    AMOUNT AND TERMS OF CREDIT.........................................     3
      1.1     Credit Facilities..........................................     3
      1.2     Letters of Credit..........................................     7
      1.3     Prepayments................................................     8
      1.4     Use of Proceeds............................................    11
      1.5     Interest and Applicable Margins............................    12
      1.6     Eligible Accounts..........................................    14
      1.7     Eligible Rolling Stock.....................................    16
      1.8     Cash Management Systems....................................    18
      1.9     Fees.......................................................    18
      1.10    Receipt of Payments........................................    19
      1.11    Application and Allocation of Payments.....................    19
      1.12    Loan Accounts and Accounting...............................    20
      1.13    Indemnity..................................................    20
      1.14    Access; Appraisals; Audits.................................    21
      1.15    Taxes......................................................    22
      1.16    Capital Adequacy; Increased Costs; Illegality..............    23
      1.17    Single Loan................................................    25
      1.18    Super Priority Nature of Obligations and Lenders' Liens....    25
      1.19    Payment of Obligations.....................................    26
      1.20    No Discharge; Survival of Claims...........................    26
      1.21    Waiver of any Primary Rights...............................    26

2.    CONDITIONS PRECEDENT...............................................    26
      2.1     Conditions to the Initial Loans............................    26
      2.2     Further Conditions to Each Loan and Letter of Credit
              Obligation.................................................    28

3.    REPRESENTATIONS AND WARRANTIES.....................................    29
      3.1     Corporate Existence; Compliance with Law...................    30
      3.2     Executive Offices, Collateral Locations, FEIN..............    30
      3.3     Corporate Power, Authorization, Enforceable Obligations....    31
      3.4     Financial Statements, Projections..........................    31

                                TABLE OF CONTENTS
                                   (continued)

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
      3.5     Material Adverse Effect....................................    32
      3.6     Ownership of Property; Liens...............................    32
      3.7     Labor Matters..............................................    33
      3.8     Ventures, Subsidiaries and Affiliates; Outstanding Stock
              and Indebtedness...........................................    33
      3.9     Government Regulation......................................    33
      3.10    Margin Regulations.........................................    34
      3.11    Taxes......................................................    34
      3.12    ERISA and Canadian Plans...................................    34
      3.13    No Litigation..............................................    36
      3.14    Brokers....................................................    36
      3.15    Intellectual Property......................................    36
      3.16    Full Disclosure............................................    37
      3.17    Environmental Matters......................................    37
      3.18    Insurance..................................................    38
      3.19    Deposit and Disbursement Accounts..........................    38
      3.20    Government Contracts.......................................    38
      3.21    Customer and Trade Relations...............................    38
      3.22    Bonding; Licenses..........................................    38
      3.23    Senior Note Documents......................................    38
      3.24    Foreign Assets Control Regulations.........................    38
      3.25    Anti-Terrorism Laws........................................    39
      3.26    Reorganization Matters.....................................    39
      3.27    Defaults Under Material Contracts..........................    40
      3.28    AH Industries and Haul Insurance...........................    40

4.    FINANCIAL STATEMENTS AND INFORMATION...............................    40
      4.1     Reports and Notices........................................    40
      4.2     Communication with Accountants.............................    41

5.    AFFIRMATIVE COVENANTS..............................................    41
      5.1     Maintenance of Existence and Conduct of Business...........    41

                                TABLE OF CONTENTS
                                   (continued)

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
      5.2     Payment of Charges.........................................    41
      5.3     Books and Records..........................................    42
      5.4     Insurance; Damage to or Destruction of Collateral..........    42
      5.5     Compliance with Laws.......................................    44
      5.6     Supplemental Disclosure....................................    44
      5.7     Intellectual Property......................................    44
      5.8     Environmental Matters......................................    44
      5.9     Landlords' Agreements, Mortgagee Agreements, Bailee Letters
              and Real Estate Purchases..................................    45
      5.10    ERISA and Canadian Plans...................................    46
      5.11    Post-Closing Date Delivery of Loan Documents...............    46
      5.12    Restructure Advisers.......................................    48
      5.13    AH Industries and Haul Insurance...........................    48
      5.14    Mexican Subsidiaries.......................................    49
      5.15    Further Assurances.........................................    49

6.    NEGATIVE COVENANTS.................................................    49
      6.1     Mergers, Subsidiaries, Etc.................................    49
      6.2     Investments; Loans and Advances............................    49
      6.3     Indebtedness...............................................    50
      6.4     Employee Loans and Affiliate Transactions..................    51
      6.5     Capital Structure and Business.............................    52
      6.6     Guaranteed Indebtedness....................................    52
      6.7     Liens......................................................    52
      6.8     Sale of Stock and Assets...................................    53
      6.9     ERISA and Canadian Plans...................................    53
      6.10    Financial Covenants........................................    53
      6.11    Hazardous Materials........................................    53
      6.12    Sale-Leasebacks............................................    53
      6.13    Cancellation of Indebtedness...............................    54
      6.14    Restricted Payments........................................    54

                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----
      6.15    Change of Corporate Name, State of Incorporation or
              Location; Change of Fiscal Year............................    54
      6.16    No Impairment of Intercompany Transfers....................    54
      6.17    No Speculative Transactions................................    55
      6.18    Changes Relating to Subordinated Debt; Material Contracts..    55
      6.19    Repayment of Indebtedness..................................    55
      6.20    Reclamation Claims.........................................    55
      6.21    Chapter 11 Claims..........................................    55

7.    TERM...............................................................    55
      7.1     Termination................................................    55
      7.2     Survival of Obligations Upon Termination of Financing
              Arrangements...............................................    56

8.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES.............................    56
      8.1     Events of Default..........................................    56
      8.2     Remedies...................................................    59
      8.3     Waivers by Credit Parties..................................    61

9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS...............    61
      9.1     Assignment and Participations..............................    61
      9.2     Appointment of Agents......................................    63
      9.3     Agents' Reliance, Etc......................................    64
      9.4     Agents in Individual Capacities............................    65
      9.5     Lender Credit Decision.....................................    65
      9.6     Indemnification............................................    66
      9.7     Successor Agents...........................................    66
      9.8     Setoff and Sharing of Payments.............................    69
      9.9     Advances; Payments; Non-Funding Lenders; Information;
              Actions in Concert.........................................    70

10.   SUCCESSORS AND ASSIGNS.............................................    73
      10.1    Successors and Assigns.....................................    73

11.   MISCELLANEOUS......................................................    73

                                TABLE OF CONTENTS
                                   (continued)

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
      11.1    Complete Agreement; Modification of Agreement..............    73
      11.2    Amendments and Waivers.....................................    73
      11.3    Fees and Expenses..........................................    76
      11.4    No Waiver..................................................    77
      11.5    Remedies...................................................    78
      11.6    Severability...............................................    78
      11.7    Conflict of Terms..........................................    78
      11.8    Confidentiality............................................    78
      11.9    GOVERNING LAW..............................................    78
      11.10   Notices....................................................    79
      11.11   Section Titles.............................................    80
      11.12   Counterparts...............................................    80
      11.13   WAIVER OF JURY TRIAL.......................................    80
      11.14   Press Releases and Related Matters.........................    80
      11.15   Reinstatement..............................................    80
      11.16   Advice of Counsel..........................................    81
      11.17   Judgment Currency..........................................    81
      11.18   No Strict Construction.....................................    81
      11.19   Parties Including Trustees; Bankruptcy Court Proceedings...    81

12.   CROSS-GUARANTY.....................................................    82
      12.1    Cross-Guaranty.............................................    82
      12.2    Waivers by Borrowers.......................................    82
      12.3    Benefit of Guaranty........................................    83
      12.4    Waiver of Subrogation, Etc.................................    83
      12.5    Election of Remedies.......................................    83
      12.6    Limitation.................................................    84
      12.7    Contribution with Respect to Guaranty Obligations..........    84
      12.8    Liability Cumulative.......................................    85
      12.9    Subordination..............................................    85

                               INDEX OF APPENDICES

Annex A (Recitals)            -   Definitions
Annex B (Section 1.2)         -   Letters of Credit
Annex C (Section 1.8)         -   Cash Management System
Annex D (Section 2.1(a))      -   Closing Checklist
Annex E (Section 4.1(a))      -   Financial Statements and Projections -
                                  Reporting
Annex F (Section 4.1(b))      -   Collateral Reports
Annex G (Section 6.10)        -   Financial Covenants
Annex H (Section 9.9(a))      -   Lenders' Wire Transfer Information
Annex I (Section 11.10)       -   Notice Addresses
Annex J (from Annex A         -
Commitments definition)           Commitments as of Closing Date

Exhibit 1.1(a)(i)             -   Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)            -   Form of Revolving Note
Exhibit 1.1(b)                -   Form of Term Note A
Exhibit 1.1(c)                -   Form of Term Note B
Exhibit 1.1(c)(ii)            -   Form of Swing Line Note
Exhibit 1.5(e)                -   Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                -   Form of Borrowing Base Certificate
Exhibit 9.1(a)                -   Form of Assignment Agreement
Exhibit A-1                   -   Form of Interim Order
Exhibit B-1                   -   Application for Standby Letter of Credit
Exhibit C                     -   Material Contracts
Exhibit D                     -   Excluded Senior Claims
Schedule  1.1                 -   Agent's Representatives
Disclosure Schedule 1.4(a)    -   Existing Letters of Credit
Disclosure Schedule 1.4(b)    -   Sources and Uses; Funds Flow Memorandum
Disclosure Schedule 2.1       -   First Day Orders
Disclosure Schedule 3.1       -   Type of Entity; State of Organization
Disclosure Schedule 3.2       -   Executive Offices, Collateral Locations, FEIN
Disclosure Schedule 3.4(A)    -   Financial Statements
Disclosure Schedule 3.4(B)    -   Pro Forma
Disclosure Schedule 3.4(C)    -   Projections
Disclosure Schedule 3.6       -   Real Estate and Leases
Disclosure Schedule 3.7       -   Labor Matters
Disclosure Schedule 3.8       -   Ventures, Subsidiaries and Affiliates;
                                  Outstanding Stock
Disclosure Schedule 3.11      -   Tax Matters
Disclosure Schedule 3.12      -   ERISA Plans
Disclosure Schedule 3.12(c)   -   Canadian Plans
Disclosure Schedule 3.13      -   Litigation
Disclosure Schedule 3.15      -   Intellectual Property

Disclosure Schedule 3.17      -   Hazardous Materials
Disclosure Schedule 3.18      -   Insurance
Disclosure Schedule 3.19      -   Deposit and Disbursement Accounts
Disclosure Schedule 3.20      -   Government Contracts
Disclosure Schedule 3.22      -   Bonds; Patent, Trademark Licenses
Disclosure Schedule 3.27      -   Defaults Under Material Contracts
Disclosure Schedule 5.1       -   Trade Names
Disclosure Schedule 5.11      -   Mortgaged Properties
Disclosure Schedule 6.3       -   Indebtedness
Disclosure Schedule 6.4(a)    -   Transactions with Affiliates
Disclosure Schedule 6.7       -   Existing Liens

          This SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this "Agreement"), dated as of August 1, 2005, is by and among (a) ALLIED HOLDINGS, INC., a Georgia corporation ("Allied Holdings"), and ALLIED SYSTEMS, LTD. (L.P.), a Georgia limited partnership ("Allied Systems"), each as a debtor-in-possession (Allied Holdings and Allied Systems are sometimes collectively referred to herein as "Borrowers" and individually as a "Borrower"); (b) the other Credit Parties signatory hereto; (c) GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), as Administrative Agent, Collateral Agent, co-Revolver Agent and co-Syndication Agent; (d) MORGAN STANLEY SENIOR FUNDING, INC. ("Morgan Stanley"), as co-Term Loan B Agent, co-Syndication Agent, co-Bookrunner and co-Term Loan B Lead Arranger; (e) MARATHON STRUCTURED FINANCE FUND, L.P. ("Marathon"), as co-Revolver Agent, Term Loan A Agent, co-Term Loan B Agent, Term Loan A Lead Arranger, co-Term Loan B Lead Arranger and co-Revolver Lead Arranger; (f) the other Lenders signatory hereto from time to time; and (f) GE CAPITAL MARKETS, INC. ("GECMG"), as co-Revolver Lead Arranger and co-Bookrunner.

                                    RECITALS

          WHEREAS, on July 31, 2005 (the "Petition Date"), Borrowers commenced Chapter 11 Case Nos. [_______ through ______,] as administratively consolidated at Chapter 11 Case No. ______ (each, a "Chapter 11 Case" and collectively, the "Chapter 11 Cases") by filing separate voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (together with any court having appellate jurisdiction therefrom, the "Bankruptcy Court"). Borrowers continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;

          WHEREAS, Borrowers have requested that Lenders provide senior secured, super-priority revolving and term credit facilities to Borrowers of up to Two Hundred Thirty Million Dollars ($230,000,000) in the aggregate to fund the working capital requirements of Borrowers during the pendency of the Chapter 11 Cases and to repay certain prepetition indebtedness;

          WHEREAS, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein;

          WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Collateral Agent, for the benefit of Agents and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property; and

          WHEREAS, Borrowers are willing to pledge to Collateral Agent, for the benefit of Agents and Lenders, all of the Stock of each of its domestic Subsidiaries and 66 2/3% of its direct foreign Subsidiaries, including, without limitation, Arrendadora de Equipo para el Transporte de Automoviles, S. de R.L. de C.V., a Mexican corporation, Axis Logistica, S. de R.L. de C.V., a Mexican corporation, and Haul Insurance Limited, a Cayman Islands corporation ("Haul Insurance");

          WHEREAS, Allied Automotive Group, Inc., a Georgia corporation, Axis Group, Inc., a Georgia corporation, Allied Systems (Canada) Company, a Nova Scotia unlimited liability company, Kar-Tainer International LLC, a Delaware limited liability company, GACS Incorporated, a Georgia corporation, Allied Freight Broker LLC, a Delaware limited liability company, QAT, Inc., a Florida corporation, Terminal Services LLC, a Delaware limited liability company, F.J. Boutell Driveaway, LLC, a Delaware limited liability company, RMX LLC, a Delaware limited liability company, Transport Support LLC, a Delaware limited liability company, Commercial Carriers, Inc., a Michigan corporation, AH Industries Inc., an Alberta corporation, Axis Netherlands, LLC, a Georgia limited liability company, Axis Areta, LLC, a Georgia limited liability company, Logistic Technology, LLC, a Georgia limited liability company, Logistic Systems, LLC, a Georgia limited liability company, Axis Canada Company, a Nova Scotia unlimited liability company, CT Services, Inc., a Michigan corporation, Cordin Transport LLC, a Delaware limited liability company, and Ace Operations, LLC, a Georgia limited liability company, are willing to guarantee all of the obligations of Borrowers to Agents and Lenders under the Loan Documents;

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

     1.1  Credit Facilities.

          (a) Revolving Credit Facility.

               (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided that (x) the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time and (y) the sum of the aggregate principal amount of the outstanding Revolving Credit Advances and the outstanding Swing Line Loan shall not at any time be less than $5,000,000. Borrowing Availability may be reduced by Reserves imposed by Administrative Agent in its reasonable credit judgment. Moreover, the sum of the aggregate principal amount of the outstanding Revolving Credit Advances (except for Revolver Protective Overadvances) and the outstanding Swing Line Loan shall not exceed at any time the lesser of the Maximum Amount and the Revolver Borrowing Base at such time. Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to one of the representatives of Administrative Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than
(1) noon (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) noon (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Administrative Agent. If Borrowers desire to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

               (ii) Except as provided in Section 1.12, Borrowers shall jointly execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the joint and several obligation of Borrowers to pay the amount of the applicable Revolving Lender's Revolving Loan Commitment or, if less, such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

               (iii) Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, in its discretion Administrative Agent may (but shall have absolutely no obligation to), in order to (A) protect and preserve the Collateral or (B) protect and preserve the interests of the Lenders, make Revolving Credit Advances to Borrowers on behalf of Revolving Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Revolver Borrowing Base (less the Swing Line Loan) (any such excess Revolving Credit Advances are herein referred to collectively as "Revolver Protective Overadvances"); provided that (A) no such event or occurrence shall cause or constitute a waiver of Administrative Agent's, Swing Line Lender's or Revolving Lenders' right to refuse to make any further Revolver Protective Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that a Revolver Protective Overadvance exists, and (B) no Revolver Protective Overadvance shall result in a Default or Event of Default based on Borrowers' failure to comply with Section 1.3(b)(i) for so long as Administrative Agent permits such Revolver Protective Overadvance to be outstanding, but solely with respect to the amount of such Revolver Protective Overadvance. In addition, Revolver Protective Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Revolver Protective Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in Section 1.11(c), (1) the authority of Administrative Agent to make Revolver Protective Overadvances is limited to an aggregate amount not to exceed the lesser of, as of any date of determination, (x) ten percent (10%) of the Revolver Borrowing Base and (y) Ten Million Dollars ($10,000,000) at any time, (2) any Revolver Protective Overadvance shall not remain outstanding for more than ninety (90) consecutive days, (3) the Administrative Agent may not make Revolver Protective Overadvances more than two (2) times in any period of one hundred eighty (180) consecutive days, (4) any Revolver Protective Overadvance shall not cause the aggregate Revolving Loan to exceed the Maximum Amount, and (5) the authority of Administrative Agent to make Revolver Protective Overadvances may be revoked prospectively by a written notice to Administrative Agent signed by Requisite Lenders or Requisite Revolving Lenders.

          (b) Term Loan Credit Facilities.

               (i) Term Loan A.

                    (1) Subject to the terms and conditions hereof, each Term Loan A Lender agrees to make a Term Loan A (collectively, the "Term Loan A") to Borrowers on the Closing Date in the amount of the Term Loan A Lender's Term Loan A Commitment. The obligations of each Term Loan A Lender hereunder shall be several and not joint. Each such Term Loan A shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(b) (each a "Term Loan A Note" and collectively the "Term Loan A Notes"), and, except as provided in Section 1.12, all of Borrowers shall jointly execute and deliver the Term Loan A Notes to the applicable Term Loan A Lender. Each Term Loan A Note shall represent the joint and several obligation of Borrowers to pay the applicable Term Loan A Lender's Term Loan A Commitment, together with interest thereon as prescribed in Section 1.5.

                    (2) The aggregate outstanding principal balance, together with accrued interest, of Term Loan A shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan A may be reborrowed.

               (ii) Term Loan B.

                    (1) Subject to the terms and conditions hereof, each Term Loan B Lender agrees to make a Term Loan B (collectively, the "Term Loan B") to Borrowers on the Closing Date. The obligations of each Term Loan B Lender hereunder shall be several and not joint. Each such Term Loan B shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(c) (each a "Term Loan B Note" and collectively the "Term Loan B Notes"), and, except as provided in Section 1.12, all of Borrowers shall jointly execute and deliver the Term Loan B Notes to the applicable Term Loan B Lender. Each Term Loan B Note shall represent the joint and several obligation of Borrowers to pay the applicable Term Loan B Lender's Term Loan B Commitment, together with interest thereon as prescribed in Section 1.5.

                    (2) The aggregate outstanding principal balance, together with accrued interest, of Term Loan B shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to Term Loan B may be reborrowed.

               (iii) Term Loan B Protective Overadvances. Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, so long as an Event of Default shall have occurred and be continuing, in its discretion Term Loan B Agent may (but shall have absolutely no obligation to), in order to (x) protect and preserve the Collateral or (y) protect and preserve the interests of the Lenders, make advances to Borrowers on behalf of Term Loan B Lenders in amounts that cause the outstanding balance of the aggregate Term Loan B to exceed the Term Loan B Commitment, as the case may be (any such excess advances are herein referred to collectively as "Term Loan B Protective Overadvances"); provided that no such event or occurrence shall cause or constitute a waiver of Term Loan B Agent's or Term Loan B Lenders' right to refuse to make any further Term Loan B Protective Overadvances at any time that a Term Loan B Protective Overadvance exists. In addition, Term Loan B Protective Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Term Loan B Protective Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable in accordance with Section 1.11(b). Except as otherwise provided in Section 1.11(c), the authority of Term Loan B Agent to make Term Loan B Protective Overadvances may be revoked prospectively by a written notice to Administrative Agent signed by Requisite Lenders.

          (c) Swing Line Facility.

               (i) Administrative Agent shall notify the Swing Line Lender upon Administrative Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and the Revolver Borrowing Base, in each case, less the outstanding balance of the Revolving Loan (except for Revolver Protective Overadvances) at such time ("Swing Line Availability"). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Administrative Agent by Borrower Representative on behalf of Borrowers in accordance with Section 1.1(a). Any such notice must be given no later than noon (New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one Business Day's prior written notice from Requisite Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Administrative Agent.

               (ii) Borrowers shall jointly execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Each note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the joint and several obligation of Borrowers to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

               (iii) The Swing Line Lender, at any time and from time to time no less frequently than once weekly shall on behalf of Borrowers (and Borrowers hereby irrevocably authorize the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrowers (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender's Pro Rata Share of the principal amount of Borrowers' Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Administrative Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of Borrowers.

               (iv) Intentionally Omitted.

               (v) Each Revolving Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Administrative Agent or the Swing Line Lender, as applicable, the amount required pursuant to
Section 1.1(c)(iii), the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

          (d) Reliance on Notices; Appointment of Borrower Representative. Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Administrative Agent to be genuine. Administrative Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Administrative Agent has actual knowledge to the contrary. Each Borrower hereby designates Allied Holdings as its representative and agent (in such capacity, "Borrower Representative") on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Each Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

          (e) Joint and Several Liability of Borrowers. Each Borrower shall be jointly and severally liable for the repayment of all Loans and all interest, Fees and other Obligations.

     1.2  Letters of Credit.

          (a) Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of Borrowers, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrowers.

     1.3  Prepayments.

          (a) Voluntary Prepayments; Reductions in Revolving Loan Commitments. So long as no Event of Default shall have occurred and be continuing, Borrowers may at any time on at least five (5) days' prior written notice by Borrower Representative to Administrative Agent (i) voluntarily prepay all or part of the Term Loan A, (ii) voluntarily prepay all or part of the Term Loan B and/or (iii) permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (A) any such prepayments or reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than $75,000,000, (C) after giving pro forma effect to such reductions, Borrowers shall have Borrowing Availability (less any Reserves imposed by the Administrative Agent in its reasonable credit judgment and less the Carve-Out Reserve) in an amount not less than $20,000,000, and (D) after giving effect to such reductions, Borrowers shall comply with Section 1.3(b)(i). In addition, Borrowers may at any time on at least ten (10) days' prior written notice by Borrower Representative to Administrative Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary prepayment and any reduction or termination of the Revolving Loan Commitment must be accompanied by payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction or termination of the Revolving Loan Commitment, Borrowers' right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit.

          (b) Mandatory Prepayments.

               (i) If at any time the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan (other than Revolver Protective Overadvances) exceed the lesser of (A) the Maximum Amount and (B) the Revolver Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances and Swing Line Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances and Swing Line Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. Notwithstanding the foregoing, any Revolver Protective Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).

               (ii) Immediately upon receipt by any Credit Party of cash proceeds of any asset disposition, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). The following shall not be subject to mandatory prepayment under this clause (ii): (1) net cash proceeds of sales or other dispositions of Rolling Stock permitted under Section 6.8; (2) asset disposition proceeds of less than $250,000 in the aggregate in any Fiscal Year and (3) asset disposition proceeds that are reinvested in other assets in the ordinary course of, and otherwise useful in, Borrowers' business within ninety (90) days following receipt thereof; provided that Borrower Representative notifies Administrative Agent of its intent to reinvest at the time such proceeds are received and when such reinvestment occurs and Collateral Agent, for the benefit of Agents and Lenders, receives a first-priority Lien on such replacement assets.

               (iii) If any Credit Party issues any debt securities (other than Indebtedness permitted by Section 6.3(a)(vii)), no later than the Business Day following the date of receipt of the proceeds thereof, all Borrowers (in the case of an issuance by a Guarantor) or the issuing Borrower shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

               (iv) If at any time any Credit Party receives any Extraordinary Receipts, Borrowers shall prepay the Loans in an amount equal to all such Extraordinary Receipts no later than the Business Day following the date of receipt thereof. Any such prepayment shall be applied in accordance with Section 1.3(c).

          (c) Application of Prepayments.

               (i) So long as no Event of Default shall have occurred and be continuing and the Borrowers have Borrowing Availability equal to at least $20,000,000 prior to and after giving effect to any such prepayment, any prepayments made by Borrowers pursuant to Sections 1.3(b)(iii) above and any prepayments made by Borrowers pursuant to Sections 1.3(b)(ii) or (iv) above with respect to proceeds of Collateral not included in the calculation of the Revolver Borrowing Base shall be applied as follows: first, to Fees and reimbursable expenses of Agents then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan B; third, to prepay the principal balance of the Term Loan B until prepaid in full; fourth, to interest then due and payable on the Term Loan A; fifth, to prepay the principal balance of the Term Loan A; sixth, to interest then due and payable on the Swing Line Loan; seventh, to the principal balance of the Swing Line Loan outstanding until the same has been repaid in full; eighth, to interest then due and payable on Revolving Credit Advances made to Borrowers; ninth, to the principal balance of the outstanding Revolving Credit Advances until the same has been paid in full; tenth, to any Letter of Credit Obligations to provide cash collateral therefore in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; and eleventh, to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3; provided, however, any Term Lender may elect by written notice to Administrative Agent prior to the date of any prepayment made pursuant to Sections 1.3(b)(ii),

(iii) or (iv) to decline any or all of such prepayment of its Term Loan, in which case the aggregate amount which would have been applied to prepay the Term Loan but was so declined shall be applied as follows: first, to interest then due and payable on the applicable Term Loan for which prepayment is not being declined; second, to prepay the principal balance of the applicable Term Loan for which prepayment is not being declined until prepaid in full; third, to interest then due and payable on the Swing Line Loan; fourth, to the principal balance of the Swing Line Loan outstanding until the same has been repaid in full; fifth, to interest then due and payable on Revolving Credit Advances made to Borrowers; sixth, to the principal balance of the outstanding Revolving Credit Advances until the same has been paid in full; seventh, to any Letter of Credit Obligations to provide cash collateral therefore in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; and eighth, to all other Obligations, including expenses of Lenders to the extent reimbursable under
Section 11.3. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.

               (ii) So long as no Event of Default shall have occurred and be continuing, any prepayments made by Borrowers pursuant to (x) Sections 1.3(b)(ii) or (iv) above with respect to proceeds of Collateral included in the calculation of the Revolver Borrowing Base and (y) Sections 1.3(b)(ii), (iii) or
(iv) above to the extent that Borrowers have Borrowing Availability less than $20,000,000 prior to and after giving effect to any such prepayment (it being understood and agreed that, once Borrowing Availability is increased to $20,000,000 or more as a result of operation of this clause (ii) or otherwise, amounts required to be prepaid pursuant to Sections 1.3(b)(ii), (iii) or (iv) above shall be applied in accordance with Section 1.3(c)(i)), shall be applied as follows: first, to Fees and reimbursable expenses of Agents then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan outstanding until the same has been repaid in full; fourth, to interest then due and payable on Revolving Credit Advances made to Borrowers; fifth, to the principal balance of the outstanding Revolving Credit Advances until the same has been paid in full; sixth, to any Letter of Credit Obligations to provide cash collateral therefore in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; seventh, to interest then due and payable on the Term Loan B; eighth, to prepay the principal balance of the Term Loan B until prepaid in full; ninth, to interest then due and payable on the Term Loan A; tenth, to prepay the principal balance of the Term Loan A; and eleventh, to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3; provided, however, any Term Lender may elect by written notice to Administrative Agent prior to the date of any prepayment made pursuant to Sections 1.3(b)(ii), (iii) or (iv) to decline any or all of such prepayment of its Term Loan, in which case the aggregate amount which would have been applied to prepay the Term Loan but was so declined shall be applied as follows: first, to interest then due and payable on the applicable Term Loan for which prepayment is not being declined; second, to prepay the principal balance of the applicable Term Loan for which prepayment is not being declined until prepaid in full; and third, to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments except (x) with respect to prepayments made by Borrowers pursuant to Section 1.3(b)(ii) with the proceeds from any asset disposition not permitted under Section 6.8 and (y) with respect to prepayments made pursuant to Sections 1.3(b)(ii), (iii) or (iv) when Borrowers have Borrowing Availability less than $20,000,000 prior to and after giving effect to any such prepayment.

               (iii) If an Event of Default shall have occurred and be continuing, any prepayments made by Borrowers pursuant to Sections 1.3(b)(ii),
(iii) or (iv) above shall be applied as follows: first, to Fees and reimbursable expenses of Agents then due and payable pursuant to any of the Loan Documents; second, to Revolver Protective Overadvances then outstanding; third, to interest then due and payable on the Swing Line Loan; fourth, to the principal balance of the Swing Line Loan outstanding until the same has been repaid in full; fifth, to interest then due and payable on Revolving Credit Advances made to Borrowers; sixth, to the principal balance of the outstanding Revolving Credit Advances until the same has been paid in full; seventh, to any Letter of Credit Obligations to provide cash collateral therefore in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; eighth, to interest then due and payable on the Term Loan A; ninth, to prepay the principal balance of the Term Loan A; tenth, to Term Loan B Protective Overadvances then outstanding; eleventh, to interest then due and payable on the Term Loan B; twelfth, to prepay the principal balance of the Term Loan B until prepaid in full; and thirteenth, to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3; provided, however, any Term Lender may elect by written notice to Administrative Agent prior to the date of any prepayment made pursuant to Sections 1.3(b)(ii), (iii) or (iv) to decline any or all of such prepayment of its Term Loan, in which case the aggregate amount which would have been applied to prepay the Term Loan but was so declined shall be applied as follows: first, to interest then due and payable on the applicable Term Loan for which prepayment is not being declined; and second, to prepay the principal balance of the applicable Term Loan for which prepayment is not being declined until prepaid in full. The Revolving Loan Commitment (and, if elected in writing by the Swing Line Lender, the Swing Line Commitment) shall be permanently reduced by the amount of any such prepayments.

          (d) Application of Prepayments from Insurance and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds in accordance with
Section 5.4(c) and the Mortgage(s), shall be applied in the same manner and order as set forth in Section 1.3(c).

          (e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute any Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

     1.4 Use of Proceeds. Borrowers shall utilize the proceeds of the Loans solely for (a) the financing of Borrowers' ordinary working capital and general corporate needs, (b) repaying the Prior Lender Obligations in amounts to be determined in accordance with the Interim Order and the Final Order, (c) replacing existing letters of credit listed on Disclosure Schedule (1.4)(a) and
(d) certain fees and expenses of professionals retained by Borrowers, subject to the Carve-Out Amount, but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14 and for certain other pre-petition expenses that are approved by the Bankruptcy Court and consented to by Agents. Borrowers shall not be permitted to use the proceeds of the Loans:
(i) to finance in any way any action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of Agents and Lenders relating to the transactions contemplated by this Agreement or the other Loan Documents or their rights and remedies under this Agreement, the other Loan Documents, the Interim Order or the Final Order; (ii) to make any distribution under a plan of reorganization in any Chapter 11 Case; or (iii) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of Administrative Agent. Disclosure Schedule (1.4)(b) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

     1.5  Interest and Applicable Margins.

          (a) Borrowers shall pay interest to Administrative Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus two percent (2%) or, at the election of Borrower Representative, the applicable LIBOR Rate plus three percent (3%), (ii) with respect to the Swing Line Loan, the Index Rate plus two percent (2%), (iii) with respect to the Term Loan A, the applicable LIBOR Rate plus five and one-half percent (5.50%), and
(iv) with respect to the Term Loan B, the applicable LIBOR Rate plus nine and one-half percent (9.50%).

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of Fees calculated on a per annum basis and interest shall be made by Administrative Agent on the basis of a 360-day year (other than Index Rate Loans, which shall be on the basis of a 365/366-day year), in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate Interest is a floating rate determined for each day. Each determination by Administrative Agent of an interest rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

          (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a) or so long as any other Event of Default has occurred and is continuing and at the election of Agents (or upon the written request of Requisite Lenders) confirmed by written notice from Administrative Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2.00%) per annum above the Index Rate plus the applicable rates of interest or the rate of such Fees otherwise applicable hereunder unless Agents or Requisite Lenders elect to impose a smaller increase (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

          (e) Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Revolving Loan (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by Borrower Representative by noon (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by noon (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Administrative Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e).

          (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate, and in the manner, provided in this Agreement unless and until the rate of interest again exceeds the Maximum Rate, at which time this paragraph (f) shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

          (g) If any provision of this Agreement or any of the other Loan Documents would obligate Borrowers to make any payment of interest or other amount payable to any Agent or any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Agent or such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Agent or such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Agent or such Lender under the Notes; and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Agent or such Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if such Agent or such Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Borrowers shall be entitled, by notice in writing to such Agent or such Lender, as applicable, to obtain reimbursement from such Agent or such Lender, as applicable, in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such Agent or such Lender to Borrowers. Any amount or rate of interest referred to in this
Section 1.5 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

          For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360-day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

     1.6 Eligible Accounts. All of the Accounts owned by Borrowers and reflected in the most recent Borrowing Base Certificate delivered by Borrower Representative to Administrative Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Administrative Agent shall have the right to establish or modify Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Administrative Agent reserves the right, as applicable, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, as applicable, reflecting changes in the collectibility or realization values of such Accounts arising or discovered by Administrative Agent after the Closing Date, subject to the approval of Requisite Lenders and each Revolving Lender in the case of adjustments or new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower:

          (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

          (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or
(ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

          (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

          (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

          (e) with respect to which an invoice, reasonably acceptable to Administrative Agent in form and substance, has not been sent to the applicable Account Debtor;

          (f) that (i) is not owned by such Borrower or (ii) is subject to any Lien of any other Person, other than (A) Liens in favor of Collateral Agent, on behalf of Agents and Lenders, (B) statutory Liens for goods and services taxes under the Excise Tax Act (Canada), or (C) Canadian employee withholding deemed trusts;

          (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

          (h) that is the obligation of an Account Debtor that is (i) the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof or (ii) the Canadian government (Her Majesty the Queen in Right of Canada) or a political subdivision thereof, or any province, territory, municipality or department, agency or instrumentality thereof, unless Administrative Agent, in its sole discretion, has agreed to the contrary in writing and Borrowers, if necessary or desirable, have complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, the Financial Administration Act (Canada) or any applicable provincial or state, county or municipal law restricting assignment thereof;

          (i) that is the obligation of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Administrative Agent, reasonably satisfactory to Administrative Agent as to form, amount and issuer;

          (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

          (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

          (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

               (i) the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

               (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

               (iii) a petition or similar proceeding is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

          (m) that is the obligation of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

          (n) as to which Collateral Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

          (o) as to which any of the representations or warranties in the Loan Documents are untrue;

          (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

          (q) to the extent such Account exceeds any credit limit established by Administrative Agent, in its reasonable credit judgment, as applicable; or

          (r) that is payable in any currency other than Dollars or Canadian Dollars.

     1.7 Eligible Rolling Stock. All of the Rolling Stock owned by Borrowers and reflected in the most recent Borrowing Base Certificate delivered by Borrower Representative to Administrative Agent shall be "Eligible Rolling Stock" for purposes of this Agreement, except any Rolling Stock to which any of the exclusionary criteria set forth below applies. Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Rolling Stock from time to time in their reasonable credit judgment. In addition, Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust the criteria set forth below and to establish new criteria and to adjust advance rates with respect to Eligible Rolling Stock, in its reasonable credit judgment, subject to the approval of Requisite Lenders and each Revolving Lender in the case of adjustments or new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Rolling Stock shall not include any Rolling Stock of any Borrower that:

          (a) is not owned by such Borrower evidenced by a certificate of title or other similar instrument filed in the name of such Borrower and is properly registered in one of the states of the United States or in a province of Canada to such Borrower;

          (b) is not free and clear of all Liens and rights of any other Person, except the Liens in favor of Collateral Agent on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves established by Administrative Agent in accordance with Section 5.9 hereof);

          (c) such Borrower does not have the right to grant a Lien on;

          (d) (i) is not located or based on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (3.2), or (ii) is stored at a leased location, unless Administrative Agent have given their prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Administrative Agent, in accordance with Section 5.9, (y) Reserves reasonably satisfactory to Administrative Agent have been established with respect thereto or (z) the Interim Order and the Final Order, as applicable, provides for collateral access to the reasonable satisfaction of the Administrative Agent and the applicable landlord has received notice of the same and has had the opportunity to object prior to the same being entered, or (iii) is stored with a bailee or warehouseman unless (x) a reasonably satisfactory, acknowledged bailee letter has been received by Administrative Agent and Reserves reasonably satisfactory to Administrative Agent have been established with respect thereto or (y) the Interim Order and the Final Order provides for collateral access to the reasonable satisfaction of the Administrative Agent and the applicable landlord has received notice of the same and has had the opportunity to object prior to the same being entered, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Administrative Agent unless (x) a reasonably satisfactory mortgagee waiver has been delivered to Administrative Agent or (y) the Interim Order and the Final Order, as applicable, provides for collateral access to the reasonable satisfaction of the Administrative Agent and the applicable landlord has received notice of the same and has had the opportunity to object prior to the same being entered, or (v) is in the process of being remanufactured (provided that no more than one hundred (100) vehicles constituting Rolling Stock shall be included as Eligible Rolling Stock at any time pursuant to this clause (v)) or
(vi) is in transit and being operated in the ordinary course of such Borrower's business;

          (e) is not in good working order, condition and repair (other than ordinary wear and tear), or is obsolete, unsalable, damaged, defective or otherwise unusable or unsuitable as Collateral for the Obligations, or is otherwise not usable in the ordinary course of Borrowers' business;

          (f) is not subject to a first priority lien in favor of Collateral Agent on behalf of itself and Lenders;

          (g) breaches any of the representations or warranties pertaining to Rolling Stock set forth in the Loan Documents;

          (h) is subject to any licensing or similar requirement that would limit the right of the Collateral Agent to sell or otherwise dispose of such Rolling Stock;

          (i) is not covered by casualty insurance reasonably acceptable to Administrative Agent;

          (j) was not included in the most recent appraisal conducted by an independent third party appraiser acceptable to Administrative Agent in its reasonable discretion provided, however, that up to 85% of the invoiced cost of Rolling Stock acquired subsequent to the most recent appraisal shall constitute Eligible Rolling Stock;

          (k) has been purchased or otherwise acquired by such Borrower after the latest appraisal of the Rolling Stock pursuant to Annex F;

          (l) does not meet all applicable standards of all Motor Vehicle Laws or otherwise established by a Governmental Authority;

          (m) is not a specialized truck, tractor or trailer used to transport new or used automobiles and light trucks or is not an appraised yard vehicle; or

          (n) is otherwise unacceptable to Administrative Agent in its reasonable credit judgment.

     1.8 Cash Management Systems. Borrowers will establish and will maintain, and will cause the Guarantors to establish and maintain, until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

     1.9 Fees.

          (a) Borrowers jointly and severally agree to pay to Agents, individually, the Fees specified in the Fee Letter, dated as of August 1, 2005, among Allied Holdings and Agents (the "Fee Letter") at the times specified for payment therein.

          (b) As additional compensation for the Revolving Lenders, Borrowers jointly and severally agree to pay to Administrative Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available funds in an amount equal to one-half of one percent (0.50%) per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

          (c) If Borrowers pay after acceleration or prepay all or any portion of the Term Loan B on or prior to the date which is six (6) months following the Closing Date, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if the Term Loan B Commitment is otherwise terminated, Borrowers shall pay to Administrative Agent, for the benefit of Term Loan B Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the principal amount of the prepayment. As used herein, the term "Applicable Percentage" shall mean one percent (1.0%). The Credit Parties agree that the Applicable Percentage is a reasonable calculation of the Term Loan B Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment of the Term Loan B made pursuant to Sections 1.3(b) or 1.16(c); provided that in the case of prepayments made pursuant to Sections 1.3(b)(ii), (iii) or (iv), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

          (d) Borrowers jointly and severally agree to pay to Administrative Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

     1.10 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

     1.11 Application and Allocation of Payments.

          (a) So long as no Event of Default has occurred and is continuing, (i) payments by or on behalf of the Credit Parties consisting of proceeds from the Cash Management System described on Annex C hereto shall be applied first, to the Swing Line Loan; and second, to the Revolving Loan; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to the Loans shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share.

          (b) At any time when an Event of Default has occurred and is continuing or following the Commitment Termination Date, payments by or on behalf of any Credit Party to any Agent or Lender shall be applied to amounts then due and payable in the following order: (1) to Fees and Agents' expenses reimbursable hereunder; (2) to Revolver Protective Overadvances; (3) to interest on the Swing Line Loan; (4) to principal payments on the Swing Line Loan; (5) to interest on the Revolving Loan; (6) to principal payments on the Revolving Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B; (7) to interest on the Term Loan A; (8) to principal payments on the Term Loan A; (9) to Term Loan B Protective Overadvances; (10) to interest on the Term Loan B; (11) to principal payments on the Term Loan B; and
(12) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3.

          (c) Administrative Agent is authorized to, and at its sole election may, charge to the Loans pro rata on behalf of Borrowers and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)), other than principal of the Loans, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time or would cause the balance of the Revolving Loan and the Swing Line Loan to Borrowers to exceed Borrowers' Revolver Borrowing Base after giving effect to such charges. To the extent permitted by law, any charges so made shall constitute part of each of the Loans hereunder.

     1.12 Loan Accounts and Accounting. Administrative Agent shall maintain loan accounts (the "Loan Accounts") on its books to record: all Advances and the Term Loans, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Accounts shall be made in accordance with Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Accounts, as recorded on Administrative Agent's most recent printout or other written statement, as applicable, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agents and Lenders by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrowers' duty to pay the Obligations. Administrative Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Accounts as to Borrowers for the immediately preceding month. Unless Borrower Representative notifies Administrative Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Accounts as evidence of the amount of Obligations from time to time owing to it.

     1.13 Indemnity.

          (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each Agent, each Lender and its respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (excluding loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

     1.14 Access; Appraisals; Audits. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon two (2) Business Days' prior notice as frequently as any Agent reasonably determines to be appropriate: (a) provide such Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit such Agent and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit such Agent, and their officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Rolling Stock, Real Estate and other Collateral of any Credit Party. If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to each Agent and to each Lender at all times and without advance notice. Administrative Agent may conduct, at Credit Parties' expense, (i) at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, desk-top appraisals of the Rolling Stock and audit updates of Borrowers' Accounts, (ii) at the time of delivery of each of the annual Financial Statements delivered pursuant to Annex E, physical appraisals of its Rolling Stock and Real Estate, and (iii) at any time after the occurrence of an Event of Default, such other appraisals of Borrowers' assets as Agents may reasonably request, in each case such appraisals to be conducted by an appraiser selected by Administrative Agent in its sole discretion. Borrowers shall (and shall cause the other Credit Parties to) cooperate with the Administrative Agent and its representatives and appraisers (such cooperation to include the Credit Parties making their books and records, Collateral and personnel available to the Administrative Agent and its representatives and appraisers) in order to enable Administrative Agent to obtain an appraisal of the net orderly liquidation value of the Eligible Rolling Stock or the fair market value of the Eligible Real Estate (x) on or before the Closing Date or (y) at such other time or times after the Closing Date as such appraisals may be conducted in accordance with the terms of this Agreement when no Event of Default shall have occurred and be continuing. Borrowers shall jointly and severally reimburse Administrative Agent for all of the out-of-pocket costs and expenses actually incurred by Administrative Agent and its appraisers in connection with each such appraisal. So long as any Event of Default has occurred and is continuing, Borrowers shall provide each Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to each Agent and its counsel reasonably promptly originals or copies of all books and records that such Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for any Agent, as such Agent may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agents will give Lenders at least five (5) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agents' representatives on regularly scheduled audits at no charge to Borrowers.

     1.15 Taxes.

          (a) Any and all payments by Borrowers hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower or any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes,
(i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agents or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower or such other Credit Party shall make such deductions, and (iii) such Borrower or such Credit Party shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefore, pay each Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by such Agent or such Lender, as applicable, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

          (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Administrative Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (each, a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Administrative Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

     1.16 Capital Adequacy; Increased Costs; Illegality.

          (a) If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender to Borrower Representative (with a copy of such demand to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Administrative Agent shall be presumptive evidence of the matters set forth therein.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Administrative Agent by such Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrowers shall forthwith prepay in full all outstanding LIBOR Loans owing by Borrowers to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of Borrowers, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

          (d) Within thirty (30) days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Administrative Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Administrative Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Administrative Agent; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen
(15) days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' rights under this Section 1.16(d) shall terminate with respect to such Affected Lender and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

          (e) Notwithstanding anything in this Section 1.16 to the contrary, no Credit Party shall have any obligation to make any payment to any Lender for any such reduced return or increased costs to the extent such reduced return was realized, or such increase costs were incurred, more than sixty (60) days prior to notice to the Borrower Representative of such reduced return or increased costs by such Lender.

     1.17 Single Loan. All Loans to Borrowers and all of the other Obligations of Borrowers and the Credit Parties arising under this Agreement and the other Loan Documents shall constitute one general joint and several obligation of Borrowers secured, until the Termination Date, by all of the Collateral.

     1.18 Super Priority Nature of Obligations and Lenders' Liens.

          (a) The priority of Collateral Agent's Liens on the Collateral shall be set forth in the Interim Order, the Final Order, the Canadian Interim Order and the Canadian Final Order.

          (b) All Obligations shall constitute administrative expenses of Borrowers in the Chapter 11 Cases, with administrative priority and senior secured status under Sections 364(c) and 364(d) of the Bankruptcy Code. Subject to the Carve-Out Expenses, such administrative claim shall have priority over all other costs and expenses of the kinds specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 726 or any other provision of the Bankruptcy Code and shall at all times be senior to the rights of Borrowers, Borrowers' estates, and any successor trustee or estate representative in the Chapter 11 Cases or any subsequent proceeding or case under the Bankruptcy Code or any Canadian Insolvency Law other than rights in and claims to Avoidance Actions. The Liens granted to Lenders on the Collateral owned by Borrowers, and the priorities accorded to the Obligations shall have the priority and senior secured status afforded by Sections 364(c) and 364(d)(1) of the Bankruptcy Code (all as more fully set forth in the Interim Order, the Final Order, the Canadian Interim Order and the Canadian Final Order) senior to all claims and interests other than (i) the Carve-Out Expenses limited to, in the case of Professional Expenses only, the Carve-Out Amount and (ii) claims to Avoidance Actions.

          (c) Collateral Agent's Liens on the Collateral owned by Borrowers or the other Credit Parties which have filed a Chapter 11 Case and Lenders' administrative claim under Sections 364(c)(1) and 364(d) of the Bankruptcy Code afforded the Obligations also shall have priority over any claims arising under
Section 506(c) of the Bankruptcy Code subject and subordinate only to Senior Claims and the following (hereafter referred to as the "Carve-Out Expenses"): fees and disbursements incurred and allowed on and after the Petition Date by professionals retained by Borrowers and the Committee (collectively, "Professional Expenses") and any statutorily mandated costs and fees of the United States Trustee with respect to the Chapter 11 Cases, up to a maximum aggregate amount unpaid on the Commitment Termination Date not to exceed, with respect to Professional Expenses only, $1,500,000 (such dollar amount being referred to herein as the "Carve-Out Amount") (determined without regard to fees and expenses which may be awarded and paid on an interim basis or any pre-petition retainer paid to any Borrower's or Committee's counsel in connection with the Chapter 11 Cases); provided that the Carve-Out Expenses shall not include any other claims that are or may be senior to or pari passu with any of the Carve-Out Expenses or any professional fees and expenses of a Chapter 7 trustee and, provided, further, that Carve-Out Expenses shall not include any fees or disbursements (A) arising after the conversion of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or (B) related to the investigation of, preparation for, or commencement or prosecution of, any claims or proceedings against any Agent or any Lender or such Person's claims or security interests in or Liens on, the Collateral arising under this Agreement or any other Loan Document. Except as set forth herein or in the Final Order and except for Senior Claims, no other claim having a priority superior or pari passu to that granted to Lenders by the Final Order or the Canadian Final Order shall be granted or approved while any Obligations under this Agreement remain outstanding.

     1.19 Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court or the Canadian Court.

     1.20 No Discharge; Survival of Claims. Borrowers agree that (a) the Obligations hereunder shall not be released or extinguished by the entry of an order (i) confirming a plan of reorganization in any Chapter 11 Case (and Borrowers pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waive any discharge), (ii) converting any of the Chapter 11 Cases to a chapter 7 case or (iii) dismissing any of the Chapter 11 Cases, and (b) the superpriority administrative claim granted to Agents and Lenders pursuant to the Interim Order and Final Order and described in Section 1.18 and the Liens granted to Collateral Agent pursuant to the Interim Order and Final Order and described in
Section 1.18 and the priority and the Liens set forth in the Canadian Interim Order and the Canadian Final Order shall not be affected in any manner by the entry of an order confirming a plan of reorganization in any Chapter 11 Case. The terms and provisions of this Agreement and the other Loan Documents and the Liens in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, granted pursuant to the Loan Documents shall continue in full force and effect notwithstanding the entry of any such order, and such claims and liens shall maintain their priority as provided by Loan Documents and to the maximum extent permitted by law until all of the Obligations are indefeasibly paid in full and discharged.

     1.21 Waiver of any Primary Rights. Upon the Closing Date, and on behalf of themselves and their estates, and for so long as any Obligation shall be outstanding, Borrowers hereby irrevocably waive any right, pursuant to Sections 364(c) or 364(d) of the Bankruptcy Code or otherwise, to grant any Lien of equal or greater priority than the Lien securing the Obligations, or to approve a claim of equal or greater priority than the Obligations except as provided in
Section 1.18 and except for Senior Claims.

2.   CONDITIONS PRECEDENT

     2.1 Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agents, or waived in writing by Agents and Requisite Lenders:

          (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party,

Agents and Lenders, and Agents shall have received such documents, instruments, agreements and legal opinions as Agents shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agents;

          (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agents shall have received a fully executed original of a pay-off letter reasonably satisfactory to Agents confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loans and the initial Revolving Credit Advance and all Liens upon any of the property of the Credit Parties in favor of Prior Lenders shall be terminated by Prior Lenders immediately upon entry of the Final Order; and (ii) all letters of credit issued or guaranteed by Prior Lenders shall have been cash collateralized, supported by a guaranty of Administrative Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Administrative Agent, Borrowers and Prior Lenders;

          (c) Approvals. Agents shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance reasonably satisfactory to Agents affirming that no such consents or approvals are required;

          (d) Minimum Borrowing Availability. The Eligible Accounts, Eligible Rolling Stock and Eligible Real Estate supporting the initial Revolving Credit Advance, the initial Letter of Credit Obligations incurred, unrestricted cash and Cash Equivalents of Borrowers and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Administrative Agent, to provide Borrowers with Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to Borrowers, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis and, except with respect to Prepetition obligations not paid by Borrowers in accordance with the "first day" orders described on Disclosure Schedule 2.1, with trade payables being paid currently and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least Nineteen Million Dollars ($19,000,000);

          (e) Minimum LTM EBITDA. Credit Parties on a consolidated basis shall have EBITDA (excluding non-cash charges and non-cash gains) for the 12-month period ended on the Closing Date of not less than Forty-Two Million Dollars ($42,000,000) after giving effect to the Related Transactions and based on the most recent available month-end financial statements or data;

          (f) Payment of Fees. Subject to the approval of the Bankruptcy Court, Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the Fee Letter), and shall have reimbursed Agents for all fees, costs and expenses of closing presented as of the Closing Date;

          (g) Due Diligence. Agents shall have completed their legal due diligence, including field examination, Collateral audit, appraisals, review of Borrowers' books and records and background checks with respect to certain key officers of Credit Parties, with results reasonably satisfactory to Agents;

          (h) Consummation of Related Transactions. Agents shall have received fully executed copies of the Related Transactions Documents, each of which shall be in full force and effect in form and substance reasonably satisfactory to Agents, and the Related Transactions shall have been consummated in accordance with the terms of the Related Transactions Documents;

          (i) Entry of Interim Order and Issuance of Canadian Interim Order. Entry by the Bankruptcy Court of the Interim Order and issuance by the Canadian Court of the Canadian Interim Order, by no later than five (5) days after the Petition Date, in form and substance satisfactory to Agents, approving the transactions contemplated hereby and granting a first priority perfected security interest in the Collateral subject only to the Carve-Out Expenses limited to, in the case of Professional Expenses only, the Carve-Out Amount;

          (j) Corporate Structure. Agents shall be satisfied with the corporate structure, capital structure, debt instruments, material contracts, business plan and governing documents of the Credit Parties, and the tax effects resulting from the commencement of the Chapter 11 Cases and the credit facility evidenced by this Agreement;

          (k) Cash Management Systems. Borrowers shall have established the Cash Management System described in Annex C or as approved by order of the Bankruptcy Court satisfactory to Agents and Borrowers shall have obtained appropriate court orders approving such system, all as reasonably acceptable to Agents;

          (l) First Day Orders. The "first day" orders on the first day motions described on Disclosure Schedule 2.1 in form and substance satisfactory to Agents shall have been entered in the Chapter 11 Cases; and

          (m) Insurance. Agents shall have received certificates of insurance and loss payable endorsements with respect to the Credit Parties and copies of all insurance policies of Borrowers, in each case, meeting the requirements of
Section 5.4, certified by Borrowers and satisfactory to Agents.

     2.2 Further Conditions to Each Loan and Letter of Credit Obligation. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

          (a) the Advance requested would cause the aggregate outstanding amount of the Loans and/or Letter of Credit Obligations to exceed the amount then authorized by the Interim Order or the Final Order, as the case may be, or any order modifying or vacating such order shall have been entered, or any appeal of such order shall have been timely filed;

          (b) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date as determined by Agents or Requisite Lenders, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein permitted or contemplated by this Agreement and any Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

          (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Revolver Agent or Requisite Revolving Lenders, as applicable, shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

          (d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Revolver Borrowing Base and the Maximum Amount, in each case, less then the outstanding principal amount of the Swing Line Loan;

          (e) (i) commencing twenty-five (25) days after the Petition Date, the Bankruptcy Court and the Canadian Court shall not have entered the Final Order or the Canadian Final Order, respectively, on or before the date that is twenty-five (25) days after the Petition Date, (ii) the Bankruptcy Court and the Canadian Court shall not have entered the Final Order or the Canadian Final Order, respectively, following the expiration of the Interim Order and the Canadian Interim Order, respectively, (iii) the Interim Order, the Final Order, the Canadian Interim Order or the Canadian Final Order, as the case may be, shall have been vacated, reversed, modified or amended without Agents' consent,
(iv) a motion for reconsideration of any such order shall have been timely filed and such motion seeks to challenge the making of the Loans hereunder or the Bankruptcy Court's finding of "good faith" in the Interim Order or Final Order (as the case may be) under Section 364(e) of the Bankruptcy Code with respect to the Lenders or (v) an appeal of any such order shall have been timely filed and if such order is the subject of a pending appeal in any respect, either the making of any Loans, the granting of superpriority claim status with respect to the Obligations, or the performance by Borrowers of any of their obligations under this Agreement or any other Loan Document or under any other instrument or agreement referred to in this Agreement shall be the subject of a presently effective stay pending appeal.

The request and acceptance by Borrowers of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Collateral Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.   REPRESENTATIONS AND WARRANTIES

          To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to each Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

     3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company, unlimited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which would reasonably be expected to have a Material Adverse Effect; (c) subject to the entry of the Interim Order and the Canadian Interim Order (or the Final Order and the Canadian Final Order, when applicable) by the Bankruptcy Court and the Canadian Court, respectively, has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct and where the failure to have such licenses, permits, consents or approvals would reasonably be expected to have a Material Adverse Effect; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Credit Party has all certificates of convenience and necessity and operating rights necessary to conduct interstate and intrastate transportation businesses consisting of transporting automobiles and light trucks in, between and among the states of the United States in which such Credit Party operates. Each of such certificates of convenience and necessity and operating rights existing as of the Closing Date is listed on Disclosure Schedule (3.1), and is in good standing, in full force and effect and being held and operated by such Person in accordance with the terms thereof. Each Credit Party has all operating authorizations (including permits and licenses) necessary or desirable under Canadian law (or under the law of any Canadian province or other political subdivision) for the conduct of the inter-provincial and intra-provincial transportation business of each such Person. Each such operating authorization existing as of the Closing Date is listed on Disclosure Schedule (3.1), and is in good standing, in full force and effect and being held and operated by such Person in accordance with the terms thereof.

     3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, each Credit Party's name as it appears in official filings in its state of incorporation or organization, state of incorporation or organization, organization type, organization number, if any, issued by its state incorporation or organization, and the current location of each Credit Party's chief executive office and the warehouses and premises at which any Collateral, including Rolling Stock, is located are set forth in Disclosure Schedule (3.2), none of such locations has changed within the four (4) months preceding the Closing Date and each Credit

Party has only one state of incorporation or organization. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

     3.3 Corporate Power, Authorization, Enforceable Obligations. Upon the entry by the Bankruptcy Court and the Canadian Court of the Interim Order and the Canadian Interim Order (or the Final Order and the Canadian Final Order, when applicable), respectively, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound (other than the Senior Note Indenture or other Prepetition agreements, the enforcement of which is stayed under the Chapter 11 Cases); (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Collateral Agent, on behalf of Agents and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and, subject to the entry of the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order, each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

     3.4 Financial Statements, Projections. Except for the Projections, all Financial Statements concerning Borrowers and their respective Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

               (i) The audited consolidated balance sheets at December 31, 2003 and December 31, 2004 and the related statements of income and cash flows of Borrowers and their respective Subsidiaries for the Fiscal Years then ended, certified, in the case of such consolidated financial statements, by KPMG LLP.

               (ii) The unaudited balance sheet(s) at June 30, 2005 and the related statement(s) of income and cash flows of Borrowers and their respective Subsidiaries for the two (2) Fiscal Quarters then ended.

          (b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) was prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited consolidated balance sheets of the Credit Parties dated July 31, 2005, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

          (c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities, and reflect projections for the eighteen (18) month period beginning on August 1, 2005 on a month-by-month basis for the first year. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers for the period set forth therein. The Projections are not a guaranty of future performance, and actual results may differ from the Projections.

     3.5 Material Adverse Effect. Between December 31, 2004 and the Closing
Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, would reasonably be expected to have a Material Adverse Effect other than in connection with the commencement of the Chapter 11 Cases; and (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or would reasonably be expected to have a Material Adverse Effect. Since December 31, 2004, no event has occurred, that alone or together with other events, would reasonably be expected to have a Material Adverse Effect other than as a result of the commencement of the Chapter 11 Cases.

     3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agents have been delivered to Agents. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

     3.7 Labor Matters. Except as set forth on Disclosure Schedule 3.7, as of the Closing Date: (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such wage and hour matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agents); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

     3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)).

     3.9 Government Regulation. No Credit Party is subject to regulation as an "investment company," as such term is defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related

Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Except for Margin Stock which is treasury stock having a value not in excess of $10,000 (which amount represents less than 25% of the value of the assets of the Credit Parties), no Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

     3.11 Taxes. Except to the extent the exercise by Governmental Authorities of their remedied is stayed, all Federal, foreign, provincial and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, provincial, local and foreign laws and, except to the extent the exercise by Governmental Authorities of their remedies is stayed such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), as of the Closing Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

     3.12 ERISA and Canadian Plans.

          (a) Disclosure Schedule (3.12) lists, as of the Closing Date, (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, and all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series, as applicable, for each such Plan (other than Multiemployer Plans), have been delivered to Agents. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA. Except as set forth in Disclosure Schedule (3.12), neither any Credit Party nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No "prohibited transaction," as defined in
Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

          (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time).

          (c) Disclosure Schedule 3.12(c) lists, as of the Closing Date, all Canadian Pension Plans and Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which any Credit Party is obligated to contribute by statute) and separately identifies each Canadian Benefit Plan which provides continuing coverage or benefits for any participant or beneficiary of a participant after the participant's termination of employment and each Canadian Pension Plan which is a "multi-employer pension plan" under applicable Canadian pension benefits standards legislation. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. Each Canadian Benefit Plan and each Canadian Pension Plan has been established, administered and, where applicable, registered, funded and invested, in compliance in all material respects with its terms and all applicable laws, including without limitation, the timely filing of all returns, reports, statements and valuations required under applicable laws. All employer and employee contributions and premiums in respect of the Canadian Benefit Plans and the Canadian Pension Plans have been remitted in a timely fashion in accordance with the terms of such plans and applicable laws.

          (d) Except as set forth in Disclosure Schedule 3.12(c): (i) no Canadian Pension Plan Event has occurred or is reasonably expected to occur;
(ii) there are no pending or,
to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Canadian Benefit Plan or any Canadian Pension Plan or any Person as fiduciary or sponsor of any Canadian Benefit Plan or any Canadian Pension Plan; (iii) there have been no improper material withdrawals of the assets of the Canadian Pension Plans or the Canadian Benefit Plans; (iv) no event has occurred in respect of any Canadian Pension Plan which would entitle any Person to cause the wind-up or termination of such plan in whole or in part;
(v) each Canadian Pension Plan (other than any "multi-employer pension plan" identified in Disclosure Schedule 3.12(c)) is fully funded on both a going concern and a solvency basis (using actuarial methods and assumptions which are consistent with those used in the valuations last filed with the applicable Governmental Authority and which are consistent with generally accepted actuarial principles); (vi) no "registered pension plan", as defined under subsection 248(1) of the ITA, sponsored by or contributed to by any Credit Party has been terminated within the last five years; and (vii) no Credit Party has any contribution obligation or other liability under any "multi-employer pension plan" except as set out in a collective bargaining agreement which has been provided to the Agents in accordance with Section 3.7.

     3.13 No Litigation. Other than the commencement of the Chapter 11 Cases, no action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, would reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, that involves damages in excess of $250,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

     3.14 Brokers. Except for Miller, Buckfire & Co., LLC (the "Broker"), no broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith. Neither any Agent nor any Lender shall be responsible for any commission, fee or other payments due to Borrowers as a result of the consummation of the Loans or the Related Transactions.

     3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it or presently proposed to be conducted by it, and each Patent, Trademark, registered Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

     3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, Financial Statements or Collateral Reports or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to any Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections. The Liens granted to the Collateral Agent, on behalf of Agents and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to (i) Senior Claims and (ii) the Carve-Out Expenses limited to, in the case of Professional Expenses only, the Carve-Out Amount.

     3.17 Environmental Matters.

          (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not impair or adversely affect the Collateral Agent's ability to realize upon such Real Estate and that would not result in Environmental Liabilities that would reasonably be expected to have a Material Adverse Effect; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate that would reasonably be expected to have a Material Adverse Effect; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which would reasonably be expected to have a Material Adverse Effect; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that would reasonably be expected to have a Material Adverse Effect, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which would reasonably be expected to have a Material Adverse Effect; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses which would reasonably be expected to have a Material Adverse Effect or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous Canadian federal, state and provincial statutes; and (viii) the Credit Parties have provided to Agents copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

          (b) Each Credit Party hereby acknowledges and agrees that no Agent (i) is now, or has ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) has the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

     3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature (other than insurance policies obtained under or pursuant to a Plan) maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the material terms of each such policy.

     3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

     3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

     3.21 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the five (5) largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier essential to its operations.

     3.22 Bonding; Licenses. Except as set forth on Disclosure Schedule 3.22, as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement or binding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

     3.23 Senior Note Documents. Borrowers have delivered to Agents a complete and correct copy of the Senior Note Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

     3.24 Foreign Assets Control Regulations. None of the Credit Parties nor, to the best knowledge of each Credit Party, any Affiliate of any Credit Party, is, or will be after consummation of the Related Transactions and application of the proceeds of the Loans, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United

States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation of, any United States Federal statute or Presidential Executive Order concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any Property.

     3.25 Anti-Terrorism Laws.

          (a) No Credit Party and, to the knowledge of the Credit Parties, none of its Affiliates is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

          (b) No Credit Party, and to the knowledge of the Credit Parties, no Affiliate or broker or other agent of any Credit Party acting or benefiting in any capacity in connection with the Loans is any of the following:

               (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

               (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

               (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or

               (iv) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order.

          (c) No Credit Party and, to the knowledge of the Credit Parties, no broker or other agent of any Credit Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

     3.26 Reorganization Matters.

          (a) The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and proper notice for the hearing for the approval of the Interim Order and the Canadian Interim Order has been given and proper notice for the hearing for the approval of the Final Order and the Canadian Final Order will be given.

          (b) After the entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against Borrowers now existing or hereafter arising, of any kind whatsoever (other than claims to Avoidance Actions), including, without limitation, all administrative expense claims of the kind specified in Sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provision of the
Bankruptcy Code, as provided under Section 364(c)(1) of the Bankruptcy Code, subject, as to priority only to the Carve-Out Expenses.

          (c) After the entry of the Interim Order and the Canadian Interim Order and pursuant to and to the extent provided in the Interim Order, the Canadian Interim Order, the Final Order and the Canadian Final Order, the Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral, subject only to Senior Claims and the Carve-Out Expenses.

          (d) The Interim Order and the Canadian Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order and the Canadian Final Order (with respect to the period on and after entry of the Final Order), as the case may be, are in full force and effect and have not been reversed, stayed, modified or amended.

     3.27 Defaults Under Material Contracts. Except as set forth on Disclosure Schedule (3.27) or except as a result of the commencement of the Chapter 11 Cases, as of the Closing Date, no default or breach by any Credit Party has occurred under any Material Contract.

     3.28 AH Industries and Haul Insurance. AH Industries does not conduct, and is not engaged in, any business activities other than the winding up of the affairs of its predecessor corporations. Haul Insurance has no assets or liabilities other than those associated with the provision of insurance and services related thereto, and does not conduct and is not engaged in any business activities other than such business and activities as they relate to the provision of insurance and services related thereto substantially all of which insurance and related services are provided for the benefit of Borrowers or their Subsidiaries.

4.   FINANCIAL STATEMENTS AND INFORMATION

     4.1 Reports and Notices.

          (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agents or to Agents and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

          (b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agents or to Agents and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.


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
     4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes each Agent to communicate directly with its independent certified public accountants, including KPMG LLP, and authorizes and shall instruct those accountants and advisors to communicate to each Agent and each Lender information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party.

5.   AFFIRMATIVE COVENANTS

          Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

     5.1 Maintenance of Existence and Conduct of Business. Except as resulting from the Chapter 11 Cases, each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; (d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1); and (e) cause all Rolling Stock, now owned or hereafter acquired by any Credit Party, which, under applicable law, is required to be registered, to be properly registered (including, without limitation, the payment of all necessary taxes and receipt of any applicable permits) in the name of such Credit Party and, within ten (10) days of the entry of the Final Order by the Bankruptcy Court, cause all Rolling Stock, now owned or hereafter acquired by any Credit Party, the ownership of which, under applicable law (including, without limitation, any Motor Vehicle
Law), is evidenced by a certificate of title or ownership, to be properly titled in the name of such Credit Party, with the Collateral Agent's Lien noted thereon.

     5.2 Payment of Charges.

          (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due; provided, no Borrower shall be required to pay any Charges, Taxes or claims the nonpayment of which is permitted by the Bankruptcy Code or the Bankruptcy Court.

          (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in
Section 5.2(a); provided, that: (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations; (iii) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; and (v) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agents evidence reasonably acceptable to Agents of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

     5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

     5.4 Insurance; Damage to or Destruction of Collateral.

          (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agents; provided, that for purposes of the foregoing, the Agents hereby acknowledge and agree that, unless an event occurs after the Closing Date that would materially impair the ability of Haul Insurance to provide insurance, Haul Insurance is an acceptable provider of workers' compensation and comprehensive general and auto liability insurance for the Credit Parties. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Collateral Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty (30) days prior written notice to Collateral Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto (which premiums may be financed as permitted herein), Collateral Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Collateral Agent deems advisable. Collateral Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Collateral Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Collateral Agent and shall be additional Obligations hereunder secured by the Collateral.

          (b) Collateral Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of property casualty insurance to, in Collateral Agent's opinion, adequately protect Agents' and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by any Agent, each Credit Party shall deliver to such Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agents, with respect to its insurance policies.

          (c) Each Credit Party shall deliver to Agents, in form and substance reasonably satisfactory to Agents, endorsements to (i) all "All Risk" and business interruption insurance naming Collateral Agent, on behalf of Agents and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Collateral Agent, on behalf of Agents and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Collateral Agent (and all officers, employees or agents designated by the Collateral Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $500,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Collateral Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Collateral Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance. After deducting from such proceeds (i) the expenses incurred by Collateral Agent in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than Lenders) having Permitted Encumbrances on the asset that is subject of such loss, damage or destruction, Collateral Agent shall apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied to the Loans owing by Borrowers. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $500,000 in the aggregate, Collateral Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within one hundred eighty (180) days of such casualty, Collateral Agent shall apply such insurance proceeds to the Obligations in accordance with
Section 1.3(d); provided, further, that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied to the Loans owing by Borrowers. All insurance proceeds that are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Administrative Agent to reduce the outstanding principal balance of the Revolving Loan of Borrowers (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Administrative Agent shall establish a Reserve against the Revolver Borrowing Base of Borrowers in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to that Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance or a release from the cash collateral account be made to such or Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Administrative Agent shall release funds from the cash collateral account; and
(iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party that is not a Borrower, such insurance proceeds shall be applied to the Loans owing by Borrowers.

     5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state, provincial, local and foreign laws and regulations applicable to it, including those relating to ERISA, Motor Vehicle Laws, bankruptcy and insolvency laws, labor laws, and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agents (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at Credit Parties' election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agents and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

     5.7 Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

     5.8 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate in all material respects; (c) notify Administrative Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities which would have a Material Adverse Effect; and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any

Environmental Laws or Environmental Permits that would reasonably be expected to result in Environmental Liabilities which would have a Material Adverse Effect, in each case where the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agents at any time, during the continuance of an Event of Default, have a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, would reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon any Agent's written request
(i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as such Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to such Agent and shall be in form and substance reasonably acceptable to such Agent, and (ii) permit such Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as such Agent deem appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse each Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

     5.9 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. As reasonably requested by Collateral Agent and to the extent not otherwise addressed to Collateral Agent's reasonable satisfaction in the Interim Order and the Final Order, each Credit Party shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Collateral Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Collateral Agent has not received a landlord or mortgagee agreement, bailee letter or entry of the Interim Order providing for collateral access as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower's Eligible Rolling Stock at that location shall, in the Administrative Agent's discretion, be excluded from the Revolver Borrowing Base or be subject to such Reserves as may be established by Administrative Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party without the prior written consent of Administrative Agent (which consent, in Administrative Agent's discretion, may be conditioned upon the exclusion from the Revolver Borrowing Base of Eligible Rolling Stock at that location or the establishment of Reserves acceptable to Administrative Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location; provided, however, that the Credit Parties may enter into short-term leases for locations where no Rolling Stock is based and no office is maintained. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Collateral Agent a mortgage or deed of trust granting the Collateral Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agents, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Collateral Agent, in each case, in form and substance reasonably satisfactory to Collateral Agent.

     5.10 ERISA and Canadian Plans.

          (a) Each Credit Party shall comply in all material respects with the applicable provisions of ERISA and the IRC, except to the extent such failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Credit Party shall furnish to the Administrative Agent written notice as soon as possible, and in any event within ten (10) Business Days after any Credit Party knows or has reason to know, of:
(a) a material increase in the benefits of any existing Plan, the establishment of any new Plan, or the commencement of contributions to any Plan; or (b) an ERISA Event, together with a statement of an officer setting forth the details of such ERISA Event and action which the Credit Parties propose to take with respect thereto. The Credit Parties shall furnish to the Administrative Agent, within thirty (30) Business Days after the filing thereof with the Department of Labor, IRS or PBGC, copies of each annual report (Form 5500 series) filed for each Plan (other than Multiemployer Plans). The Credit Parties shall furnish to the Administrative Agent, within thirty (30) days after receipt by any Credit Party or ERISA Affiliate, copies of each actuarial report for each Title IV Plan.

          (b) Each Credit Party shall ensure that each Canadian Benefit Plan and each Canadian Pension Plan continues to be administered and, where applicable, registered, funded and invested in compliance in all material respects with the terms of such plan and all applicable laws, except to the extent such failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Credit Party shall furnish to the Administrative Agent written notice as soon as possible, and in any event within ten (10) Business Days after any Credit Party knows or has reason to know, of:
(a) a material increase in the benefits provided under any existing Canadian Benefit Plan or Canadian Pension Plan, the establishment of any new Canadian Benefit Plan or Canadian Pension Plan, or the commencement of contributions to any Canadian Benefit Plan or and Canadian Pension Plan; or (b) a Canadian Pension Plan Event, together with a statement of an officer setting forth the details of such Canadian Pension Plan Event and action which the Credit Parties propose to take with respect thereto. Each Credit Party shall deliver to the Administrative Agent within thirty (30) Business Days after the filing thereof with the applicable Governmental Authority, copies of each annual return and each actuarial valuation for each Canadian Pension Plan.

     5.11 Post-Closing Date Delivery of Loan Documents.

          (a) On or prior to the date which is the later of (x) twenty-one (21) days following the entry of the Interim Order by the Bankruptcy Court and (y) twenty-one (21) days following the delivery of draft Mortgages to Borrowers and its counsel, Borrowers shall have delivered to Administrative Agent Mortgages covering all the Real Estate listed on Disclosure Schedule (5.11) (the "Mortgaged Properties") together with: (i) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agents, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Collateral Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); (ii) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel reasonably satisfactory to Agents; and (iii) title insurance policies, current as built surveys, zoning letters and certificates of occupancy, in each case, in form and substance and from title insurance company, surveyors and consultants reasonably satisfactory to Agents, in their sole discretion..

          (b) On or prior to the Collateral Documentation Date, Borrowers shall have delivered to Administrative Agent each of the following:

               (i) duly executed originals of the Security Agreement and all instruments, documents and agreements executed pursuant thereto;

               (ii) Control Letters from (x) all issuers of uncertificated securities and financial assets held by each Credit Party, (y) all securities intermediaries with respect to all securities accounts and securities entitlements of each Credit Party, and (z) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Credit Party;

               (iii) duly executed originals of the Intellectual Property Security Agreement, signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance reasonably satisfactory to Agents, together with all instruments, documents and agreements executed pursuant thereto;

               (iv) Guaranties executed by each Guarantor in favor of Collateral Agent, for the benefit of Lenders;

               (v) duly executed originals of each of the Pledge Agreements;

               (vi) duly executed originals of each of the Canadian Collateral Documents;

               (vii) instructions to Lexis/Nexis directing them to note the Lien of Collateral Agent on the title certificate for each motor vehicle owned by any Credit Party either noting Collateral Agent's security interest therein or delivered, together with any and all appropriate documents and instruments of assignment and/or transfer as requested by Collateral Agent, in any case, signed by the relevant Credit Party as determined by, and all to be satisfactory to, Collateral Agent;

               (viii) Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-00 (or the current ASTM standard for Phase I environmental site assessment reports), and applicable state requirements, on all of the Real Estate, dated no more than six (6) months prior to the date of delivery, prepared by environmental engineers reasonably satisfactory to Agents, all in form and substance reasonably satisfactory to Agents, in their sole discretion; and Agents shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Agents shall have requested, and Agents shall be reasonably satisfied, with the contents of all such environmental reports. To the extent such environmental reports are not addressed to the Agents and Lenders, Agents shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance reasonably satisfactory to Agents, authorizing Agents and Lenders to rely on such reports;

               (ix) UCC-1 financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens as Collateral Agent may request in order to perfect its security interests in the Collateral;

               (x) copies of all UCC-1 and other financing statements (including, in Canada, Canadian equivalents to UCC-1 filings) filed in favor of any Credit Party with respect to each location, if any, at which Inventory or Rolling Stock may be consigned;

               (xi) Duly executed originals of opinions of Troutman Sanders LLP, United States counsel for the Credit Parties, and Stewart, McKelvey, Stirling and Scales LLP, Canadian counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agents, each in form and substance reasonably satisfactory to Agents and counsel, dated the Collateral Documentation Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agents, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agents and Lenders are authorized to rely on such opinion; and

               (xii) such other certificates, documents and agreements respecting any Credit Party as Agents may reasonably request.

     5.12 Restructure Advisers. Borrowers shall continue to retain Miller Buckfire & Co., LLC as restructuring advisers or retain such other advisor reasonably acceptable to Agents and on terms and conditions satisfactory to Agents until the effective date of a plan of reorganization.

     5.13 AH Industries and Haul Insurance. AH Industries shall not conduct, and shall not engage in, any business activities other than the winding up of the affairs of its predecessor corporations. Haul Insurance shall have no assets or liabilities other than those associated with the provision of insurance and services related thereto, and shall not conduct and or engage in any business activities other than such business and activities as they relate to the provision of insurance and services related thereto substantially all of which insurance and related services are provided for the benefit of Borrowers or their Subsidiaries. The insurance and related services of Haul Insurance not provided for the benefit of Borrowers or their Subsidiaries shall be provided to third parties and the insurance premiums charged and collected with respect thereto shall be segregated from any cash or other assets of Borrowers and their other Subsidiaries. Haul Insurance shall take appropriate measures (through reinsurance and other appropriate means) to reduce the insurance risk and exposure relating to such third party insurance to an amount not in excess of the capital provided to support such activities.

     5.14 Mexican Subsidiaries. Borrowers shall cause each of the Mexican Subsidiaries to make distributions to Borrowers on a monthly basis in an amount equal to the income of such Person (less ordinary course operating expenses and charges) net of profit sharing payments made or received by the Mexican Subsidiaries to their alliance partners in accordance with the term of their existing agreements with such alliance partners (including, for example, the Relationship Agreement, dated December 15, 1998, between Arrendadora de Equipo para el Transporte de Automoviles, S. de R.L. de C.V. and Auto Traslados sin Rodar, S.A. de C.V.), as such agreements are in effect on the Closing Date.

     5.15 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon the reasonable written request of Agents, duly execute and deliver, or cause to be duly executed and delivered, to Agents such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agents to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

6.   NEGATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

     6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary unless such Subsidiary becomes a Credit Party hereunder on terms and conditions, and pursuant to the execution of agreements and documents, satisfactory to Agents, or (b) merge or amalgamate with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person; provided that (i) any Guarantor may merge or amalgamate with, consolidate with, amalgamate, acquire the assets of or otherwise acquire any other Guarantor, (ii) either Borrower may merge with, consolidate into, acquire the assets of or otherwise acquire any Guarantor so long as such Borrower shall be the survivor entity, and (iii) Allied Holdings may merge with, consolidate into, acquire the assets of or otherwise acquire Allied Systems so long as Allied Holdings shall be the survivor entity.

     6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that:

          (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $100,000;

          (b) Allied Holdings may make investments in Haul Insurance in a maximum aggregate amount not to exceed the lesser of (i) $35,000,000 in any Fiscal Year and

(ii) amount of capital required to be maintained by Haul Insurance under the laws of the Cayman Islands;

          (c) Credit Parties may make intercompany loans and advances permitted by Section 6.3;

          (d) each Credit Party may maintain its existing investments as of the Closing Date which are described on Schedule 3.8 hereof;

          (e) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date;

          (f) any Credit Party may make investments in any other Credit Party;
and

          (g) Borrowers may make investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above.

     6.3 Indebtedness.

          (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication):

               (i) intentionally omitted;

               (ii) the Loans and the other Obligations;

               (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

               (iv) Indebtedness in respect of insurance premium financing arrangements incurred in the ordinary course of business consistent with past practice and provided that such Indebtedness does not exceed the unpaid amount of such premiums;

               (v) Indebtedness of Allied Canada and its Subsidiaries under an unsecured working capital credit facility provided by The Bank of Nova Scotia or other Canadian lender in an amount not to exceed $2,500,000;

               (vi) existing Indebtedness described in Disclosure Schedule (6.3) and other obligations arising during the Chapter 11 Cases which constitute Prepetition Indebtedness and which are consistent with the "first day" orders described in Section 2.1(l) hereto and approved by the Bankruptcy Court and Agents;

               (vii) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower; provided, that: (A) each Borrower shall have executed and delivered to each other Borrower, on the Collateral Documentation Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Borrower to such other Borrowers which Intercompany Notes shall be in form and substance reasonably satisfactory to Agents and shall be pledged and delivered to Collateral Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) each Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Administrative Agent; (C) the obligations of each Borrower under any such Intercompany Notes shall be subordinated to the Obligations of such Borrower pursuant to Section 12 hereof; and (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan;

               (viii) Indebtedness consisting of intercompany loans and advances made by any Credit Party to the Mexican Subsidiaries in an aggregate amount not to exceed, as to all Credit Parties and all Mexican Subsidiaries, $6,400,000 at any one time outstanding; provided, that: (A) the Mexican Subsidiaries shall have executed and delivered to such Credit Party a demand note to evidence any such Indebtedness which shall be in form and substance reasonably satisfactory to Agents and shall be pledged and delivered to Collateral Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) such Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Administrative Agent; and (C) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan or advance; and

               (ix) other unsecured Indebtedness or Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(d) in an aggregate principal amount not to exceed $1,500,000 at any one time outstanding.

          (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than: (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); and (iii) as otherwise permitted in Section 6.14.

     6.4 Employee Loans and Affiliate Transactions.

          (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions (other than transactions permitted by Section 6.2 hereof and transactions solely among Credit Parties) involves payments in excess of $100,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agents and Lenders. All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

          (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except (i) loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes, and stock option financing, in each case up to a maximum of $25,000 to any employee and up to a maximum of $50,000 in the aggregate at any one time outstanding, and (ii) leases of rigs to owner/operators and advances of operating expenses thereto in the ordinary course of business, provided that such advances for operating expenses shall not exceed an aggregate amount of $1,000,000 at any time outstanding.

     6.5 Capital Structure and Business. If all or part of a Credit Party's Stock is pledged to Collateral Agent, that Credit Party shall not issue additional Stock unless such additional Stock is pledged to the Collateral Agent in accordance with the applicable Pledge Agreement. No Credit Party shall amend its charter or bylaws in a manner that would adversely affect Agents or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than (i) the motor carrier business specializing in transportation of new and used automobiles and light trucks utilizing specialized tractor trailers and (ii) the business of providing logistics and distribution services to the new and used vehicle distribution market and other segments of the automobile industry.

     6.6 Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Postpetition Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

     6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3); (c) Liens securing Indebtedness permitted under Section 6.3(a)(iv); and (d) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations in an amount not exceeding the Indebtedness permitted by Section 6.3(a)(ix) outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject


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
assets). In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Collateral Agent, on behalf of Agents and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto. The prohibition provided for in this Section 6.7 specifically includes, without limitation, any effort by any Borrower, any Committee, or any other party-in-interest in the Chapter 11 Cases to prime or create pari passu to any claims or interest of Lenders any Lien (other than for Senior Claims and for the Carve-Out Expenses limited to, in the case of Professional Expenses only, to the Carve-Out Amount) irrespective of whether such claims or interest may be "adequately protected".

     6.8 Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than: (a) the sale or other disposition by a Credit Party of Rolling Stock, Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a book value not exceeding $1,000,000 in the aggregate in any Fiscal Quarter; (b) the sale or other disposition of other Rolling Stock, Equipment and Fixtures having a book value not exceeding $250,000 in the aggregate in any Fiscal Year; and (c) the sale or other disposition of Kar-Tainer International, LLC and Kar-Tainer International (Pty) Ltd.

     6.9 ERISA and Canadian Plans. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liabilities in an aggregate amount in excess of $750,000 in the aggregate, except to the extent the payment of such liabilities are prohibited or stayed by the Bankruptcy Court or the Bankruptcy Code. No Credit Party shall permit to occur a Canadian Pension Plan Event to the extent such Canadian Pension Plan Event would reasonably be expected to result in Postpetition penalties or other liabilities in an aggregate amount in excess of $750,000.

     6.10 Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants.

     6.11 Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such releases, violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

     6.12 Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.


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
     6.13 Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business consistent with past practices.

     6.14 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of Allied Holdings to the Credit Party that holds of the Stock of such Subsidiaries, (c) employee loans permitted under Section 6.4(b), and (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3.

     6.15 Change of Corporate Name, State of Incorporation or Location; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case without at least thirty (30) days prior written notice to Collateral Agent and after Collateral Agent's written acknowledgment that any reasonable action requested by Collateral Agent in connection therewith, including to continue the perfection of any Liens in favor of Collateral Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States or Canada. No Credit Party shall change its Fiscal Year.

     6.16 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers other than:

               (i) any agreements in effect on the date of this Agreement other than such agreements which prohibit or materially impair or restrict such payments by a Subsidiary of any Borrower to any Borrower or between Borrowers;

               (ii) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

               (iii) any agreement, instrument or other document evidencing a Permitted Encumbrance restricting on customary terms the transfer of any property or assets subject thereto; or

               (iv) customary restrictions in asset or stock sale agreements limiting transfer of such assets or stock pending the closing of such sale.


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
     6.17 No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it provided any such transaction is consistent with Credit Parties' hedging policies existing as of the Closing Date, and, provided, further no Credit Party shall change any of its hedging policies existing as of the Closing Date.

     6.18 Changes Relating to Subordinated Debt; Material Contracts. No Credit Party shall change or amend the terms of any Senior Note Documents or any Material Contract except as approved by the Bankruptcy Court and Agents, other than ministerial amendments and other modifications which could not adversely affect the interests of any Agent or any Lender.

     6.19 Repayment of Indebtedness. Except pursuant to a confirmed plan of reorganization in the Chapter 11 Cases and except as specifically permitted hereunder, no Borrower shall, without the express prior written consent of Agents and Requisite Lenders or pursuant to an order of the Bankruptcy Court after notice and hearing, make any payment or transfer with respect to any Lien or Indebtedness incurred or arising prior to the filing of the Chapter 11 Cases (other than the Prior Lender Obligations) that is subject to the automatic stay provisions of the Bankruptcy Code whether by way of "adequate protection" under the Bankruptcy Code or otherwise.

     6.20 Reclamation Claims. No Credit Party shall hereafter enter into any agreement to return any of its Inventory to any of its creditors for application against any Prepetition Indebtedness, trade payables incurred prior to the Petition Date or other prepetition claims under Section 546(g) of the Bankruptcy Code or allow any creditor to take any setoff or recoupment against such Prepetition Indebtedness, trade payables incurred prior to the Petition Date or other prepetition claims based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise if, after giving effect to any such agreement, setoff or recoupment, the aggregate amount of Prepetition Indebtedness, prepetition trade payables and other prepetition claims subject to all such agreements, setoffs and recoupments since the Petition Date would exceed $100,000. Subject to the foregoing limitation, Borrowers shall be permitted to make payments in respect of trade payables incurred prior to the Petition Date and wages, commissions and benefits owed to employees and independent contractors that are in the ordinary course of business so long as such payments are consistent with the "first day" orders described in Section 2.1(l) hereto and are approved by the Bankruptcy Court.

     6.21 Chapter 11 Claims. No Credit Party shall incur, create, assume, suffer to exist or permit any other superpriority administrative claim which is pari passu with or senior to the claims of Agents and Lenders against Borrowers, except as set forth in Section 1.18(b).

7.   TERM

     7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.


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
     7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agents and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of each Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date. The provisions of this Agreement and the other Loan Documents and any actions taken pursuant hereto shall survive the entry of any order (i) converting any of the Chapter 11 Cases to a chapter 7 case or (ii) dismissing any of the Chapter 11 Cases, and the terms and provisions of this Agreement and the other Loan Documents and the Liens in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, granted pursuant to the Loan Documents shall continue in full force and effect notwithstanding the entry of any such order, and such claims and liens shall maintain their priority as provided by the Loan Documents and to the maximum extent permitted by law until all of the Obligations are indefeasibly paid in full and discharged.

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     8.1 Events of Default. Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to the Bankruptcy Court or any notice to any Credit Party except as otherwise provided in the Interim Order or the Final Order, and subject to Section 8.2(b), the occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agents or Lenders for any expense reimbursable hereunder or under any other Loan Document within five (5) days following any Agents' demand for such reimbursement or payment of expenses.

          (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 1.18, 1.21, 5.4(a), 5.11, 5.14 or 6, or
any of the provisions set forth in Annexes C or G, respectively.

          (c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) Business Days or more.


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
          (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

          (e) Any information contained in the Borrowing Base Certificate is untrue or incorrect in any respect (other than (i) inadvertent, immaterial errors not exceeding $100,000 in the aggregate in any Borrowing Base Certificate and (ii) errors understating the Revolver Borrowing Base or the Term Loan A Borrowing Base), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to any Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (f) Assets of any Credit Party with a fair market value of $250,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

          (g) Any Event of Default under and as defined in any Mortgage which would reasonably be expected to impair or adversely affect Collateral Agent's ability to realize upon the Real Estate subject to such Mortgage shall occur and be continuing.

          (h) A final judgment or judgments for the payment of money (other than judgments constituting Prepetition claims) in excess of $250,000 in the aggregate at any time are outstanding against one or more of the Credit Parties (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty
(30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

          (i) Any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms.

          (j) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms and such event would reasonably be expected to impair or adversely affect Collateral Agent's ability to realize upon the Collateral, or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby unless the Collateral Agent, for the benefit of Agents and Lenders, continues to have a first priority Lien in such Collateral pursuant to the Interim Order or the Final Order.

          (k) Any Change of Control occurs.


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
          (l) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities of Borrowers generating more than 5% of Borrowers' consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days.

          (m) The occurrence of any of the following in the Chapter 11 Cases:

               (i) the bringing of a motion, taking of any action or the filing of any plan of reorganization or disclosure statement attendant thereto by a Borrower in any Chapter 11 Case: (w) to obtain additional financing under
Section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement; (x) to grant any Lien other than Permitted Encumbrances upon or affecting any Collateral which are pari passu or senior to the Liens on the Collateral in favor of the Collateral Agent, for the benefit of Agents and Lenders; or (y) any other action or actions adverse to Agents' and Lenders' interests under any Loan Document or their rights and remedies hereunder or their interest in the Collateral;

               (ii) the filing of any plan of reorganization or disclosure statement attendant thereto by a Borrower or any other Person to which Agents and Lenders do not consent or otherwise agree to the treatment of their claims;

               (iii) the entry of an order in any of the Chapter 11 Cases confirming a plan or plans of reorganization that does not contain a provision for termination of the Commitments and repayment in full in cash of all of the Obligations under this Agreement on or before the effective date of such plan or plans;

               (iv) the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents, the Interim Order, the Canadian Interim Order, the Final Order or the Canadian Final Order without the written consent of all of Agents and Lenders or the filing of a motion for reconsideration with respect to the Interim Order, the Canadian Interim Order, the Final Order or the Canadian Final Order;

               (v) the Final Order is not entered on or before the date that is twenty-five (25) days after the Petition Date and immediately following the expiration of the Interim Order;

               (vi) the payment of any pre-petition claim without Agents' prior written consent or pursuant to an order of the Bankruptcy Court after notice and hearing unless otherwise permitted under this Agreement;

               (vii) the assertion of any claim or claims under Section 506(c) of the Bankruptcy Code against or with respect to any of the Collateral;

               (viii) the appointment of an interim or permanent trustee in any Chapter 11 Case or the appointment of a receiver or an examiner in any Chapter 11 Case with expanded powers to operate or manage the financial affairs, the business, or reorganization of such Borrower; or the sale without Agents' and Lenders' consent, of all or substantially all of such Borrowers' assets either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in any Chapter 11 Case, or otherwise that does not provide


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
for payment in full of the Obligations and termination of Lenders' commitment to make Loans, or, in Canada, the appointment of a receiver or trustee in bankruptcy in respect of any Credit Party;

               (ix) the dismissal of any Chapter 11 Case, or the conversion of any Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code or any Credit Party shall file a motion or other pleading seeking the dismissal of any Chapter 11 Case under Section 1112 of the Bankruptcy Code or otherwise;

               (x) the entry of an order by the Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code or the Canadian Stay Order (x) to allow any creditor to execute upon or enforce a Lien on any Collateral, or (y) with respect to any Lien of or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority, which in either case would have a Material Adverse Effect;

               (xi) the commencement of a suit or action against any Agent or any Lender and, as to any suit or action brought by any Person other than a Credit Party or a Subsidiary, officer or employee of a Credit Party, the continuation thereof without dismissal for thirty (30) days after service thereof on such Agent or such Lender, that asserts by or on behalf of a Borrower, the Environmental Protection Agency, any state environmental protection or health and safety agency, or any official committee in the Chapter 11 Cases, any claim or legal or equitable remedy which seeks subordination of the claims or Liens of Agents or Lenders;

               (xii) the entry of an order in the Chapter 11 Cases avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement;

               (xiii) the failure of any Borrower to comply in any material respect with the terms of the Interim Order, the Canadian Interim Order, the Final Order or the Canadian Final Order; or

               (xiv) the entry of an order in any of the Chapter 11 Cases or by the Canadian Court granting any other super priority administrative claim or Lien equal or superior to that granted to Collateral Agent, on behalf of Agents and Lenders, except for the Carve-Out Amount.

          (n) Any Postpetition default or breach by any Borrower occurs and is continuing under any Material Contract or any Material Contract shall be terminated for any reason without the prior approval of the Bankruptcy Court.

     8.2 Remedies.

          (a) Except as provided in, and subject to, the provisions of the Interim Order and the Final Order (as applicable), if any Event of Default has occurred and is continuing, Revolver Agent may (and at the written request of the Requisite Revolving Lenders shall), notwithstanding the provisions of
Section 362 of the Bankruptcy Code, without any application, motion or notice to or order from, the Bankruptcy Court, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit


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
Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Revolver Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Event of Default has occurred and is continuing, Revolver Agent may (and at the written request of Requisite Lenders shall), notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court, except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b) Except as provided in, and subject to, the provisions of the Interim Order and Final Order, as applicable, if any Event of Default has occurred and is continuing, (i) Revolver Agent may (and at the written request of the Requisite Revolving Lenders shall), notwithstanding the provisions of
Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court or the Canadian Court (x) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations and (y) reduce the Revolving Loan Commitment from time to time and (ii) Administrative Agent may (and at the written request of the Requisite Lenders shall) notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court or the Canadian Court (x) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party and (y) exercise (or direct the Collateral Agent to exercise) any rights and remedies provided to Agents under the Loan Documents or at law or equity, including all remedies provided under the Code; and pursuant to the Interim Order and the Final Order, the automatic stay of Section 362 of the Bankruptcy Code or the Canadian Stay Order shall be modified and vacated to permit Agents and Lenders to exercise their remedies under this Agreement and the Loan Documents, without further application or motion to, or order from, the Bankruptcy Court; provided, however, notwithstanding anything to the contrary contained herein, (A) during any Standstill Period (as defined below), the Required Lenders, acting through the Administrative Agent, shall have the sole and exclusive right to commence the exercise of remedies referenced in clauses (b)(ii)(x) and (y) above, and during such Standstill Period the Administrative Agent shall have no right or ability to commence or prevent the exercise of such rights, and (B) the Collateral Agent shall be permitted to exercise any remedy in the nature of a liquidation of, or foreclosure on, any interest of any Borrower in the Collateral only upon five
(5) Business Days' prior written notice to Borrower Representative, its counsel, the Committee, counsel approved by the Bankruptcy Court for the Committee and the U.S. Trustee and, if any objection is filed with the Bankruptcy Court with such five (5) Business Day period, upon the entry of a final order of the Bankruptcy Court authorizing the exercise of such remedies. Upon the occurrence of an Event of Default and the exercise by Lenders of their rights and remedies under this Agreement and the other Loan Documents, Borrowers shall assist Agents and Lenders in effecting a sale or other disposition of the Collateral upon such terms as are designed to maximize the proceeds obtainable from such sale or other disposition. For purposes herein, "Standstill Period" shall mean, with respect to any Event of Default, a period of thirty (30) days following the occurrence of such Event of Default; provided that there shall be no Standstill Period, and Revolving Agent shall have the right to


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
exercise any and all remedies referenced in clauses (b)(ii)(x) and (y) above, following the occurrence of an Exigent Circumstance.

     8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by any Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever such Agent may do in this regard, (b) all rights to notice and a hearing prior to Collateral Agent's taking possession or control of, or to Collateral Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Collateral Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS

     9.1 Assignment and Participations.

          (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of the Administrative Agent (other than with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Administrative Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Administrative Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $2,500,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $2,500,000; (iv) include a payment to Administrative Agent of an assignment fee of $3,500; and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment to a Qualified Assignee. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event any Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, any such Agent or any such Lender shall so notify


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
Borrower Representative and Borrowers shall, upon the request of such Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

          (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender" except that such participant shall not be entitled to a greater payment than its assigning Lender would have been entitled to. Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither any Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or between any Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Administrative Agent with respect to the initial syndication efforts of the Loans following the Closing Date, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be


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certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).

          (e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

          (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Administrative Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Administrative Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

     9.2 Appointment of Agents. GE Capital is hereby appointed to act on behalf of all Lenders as "Administrative Agent" and as "Collateral Agent" under this Agreement and the other Loan Documents. GE Capital and Marathon are hereby appointed to act on behalf of all Revolving Lenders as "Revolver Agent" under this Agreement and the other Loan Documents. Marathon is hereby appointed to act on behalf of all Term Loan A Lenders as "Term Loan A Agent" under this Agreement and the other Loan Documents. Morgan Stanley and Marathon are hereby appointed to act on behalf of all Term Loan B Lenders as "Term Loan


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B Agent" under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Lender hereby authorizes Agents to consent, on behalf of each Lender, to an Interim Order substantially in the form attached as Exhibit A-1, to the Canadian Interim Order, to the Final Order and to the Canadian Final Order to be negotiated between Borrowers, Agents and the Committee. The provisions of this Section 9.2 are solely for the benefit of Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other
Person. No Agent shall have duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of each Agent shall be mechanical and administrative in nature and no Agent shall have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained any Agent or any of its Affiliates in any capacity. Neither any Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

          If Administrative Agent or Collateral Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Requisite Term Loan A Lenders, Requisite Term Loan B Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent or Collateral Agent, as the case may be, shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Requisite Term Loan A Lenders, Requisite Term Loan B Lenders or all affected Lenders, as the case may be, and neither Administrative Agent nor Collateral Agent shall incur liability to any Person by reason of so refraining. Each Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of such Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of such Agent, expose such Agent to Environmental Liabilities or (c) if such Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Requisite Term Loan A Lenders, Requisite Term Loan B Lenders or all affected Lenders, as applicable.

     9.3 Agents' Reliance, Etc. Neither any Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful


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misconduct. Without limiting the generality of the foregoing, each Agent: (a)
may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party;
(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     9.4 Agents in Individual Capacities. With respect to its Commitments hereunder, each of GE Capital, Morgan Stanley and Marathon shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of GE Capital, Morgan Stanley and Marathon in its individual capacity. Each of GE Capital, Morgan Stanley and Marathon and its respective Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital, Morgan Stanley and Marathon were not an Agent and without any duty to account therefor to Lenders. Each of GE Capital, Morgan Stanley and Marathon and its respective Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital, Morgan Stanley and Marathon as Lenders holding disproportionate interests in the Loans and GE Capital, Morgan Stanley and Marathon as Agents.

     9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.


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
     9.6 Indemnification. Lenders agree to indemnify Agents (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse such Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that such Agent is not reimbursed for such expenses by Credit Parties.

     9.7 Successor Agents.

          (a) Administrative Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent with the consent of Borrower Representative (not to be unreasonably withheld or delayed); provided that such consent shall not be required in an Event of Default shall have occurred and be continuing. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty
(30) days after the resigning Administrative Agent's giving notice of resignation, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing, within thirty
(30) days after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of such Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. Any successor Administrative Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as such Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any


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indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Administrative Agent under this Agreement and the other Loan Documents.

          (b) Collateral Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Collateral Agent's giving notice of resignation, then the resigning Collateral Agent may, on behalf of Lenders, appoint a successor Collateral Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Collateral Agent has been appointed pursuant to the foregoing, within thirty
(30) days after the date such notice of resignation was given by the resigning Collateral Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of such Collateral Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Collateral Agent as provided above. Any successor Collateral Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Collateral Agent. Upon the earlier of the acceptance of any appointment as such Collateral Agent hereunder by a successor Collateral Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Collateral Agent shall continue. After any resigning Collateral Agent's resignation hereunder, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Collateral Agent under this Agreement and the other Loan Documents.

          (c) Revolver Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Revolving Lenders shall have the right to appoint a successor Revolver Agent. If no successor Revolver Agent shall have been so appointed by the Requisite Revolving Lenders and shall have accepted such appointment within thirty (30) days after the resigning Revolver Agent's giving notice of resignation, then the resigning Revolver Agent may, on behalf of Lenders, appoint a successor Revolver Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Revolver Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of


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resignation was given by the resigning Revolver Agent, such resignation shall become effective and the Requisite Revolving Lenders shall thereafter perform all the duties of such Revolver Agent hereunder until such time, if any, as the Requisite Revolving Lenders appoint a successor Revolver Agent as provided above. Any successor Revolver Agent appointed by Requisite Revolving Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Revolver Agent hereunder by a successor Revolver Agent, such successor Revolver Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Revolver Agent. Upon the earlier of the acceptance of any appointment as such Revolver Agent hereunder by a successor Revolver Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Revolver Agent shall continue. After any resigning Revolver Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Revolver Agent under this Agreement and the other Loan Documents.

          (d) Term Loan A Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Term Loan A Lenders shall have the right to appoint a successor Term Loan A Agent. If no successor Term Loan A Agent shall have been so appointed by the Requisite Term Loan A Lenders and shall have accepted such appointment within thirty (30) days after the resigning Term Loan A Agent's giving notice of resignation, then the resigning Term Loan A Agent may, on behalf of Lenders, appoint a successor Term Loan A Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Term Loan A Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Term Loan A Agent, such resignation shall become effective and the Requisite Term Loan A Lenders shall thereafter perform all the duties of such Term Loan A Agent hereunder until such time, if any, as the Requisite Term Loan A Lenders appoint a successor Term Loan A Agent as provided above. Any successor Term Loan A Agent appointed by Requisite Term Loan A Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Term Loan A Agent hereunder by a successor Term Loan A Agent, such successor Term Loan A Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Term Loan A Agent. Upon the earlier of the acceptance of any appointment as such Term Loan A Agent hereunder by a successor Term Loan A Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Term Loan A Agent shall continue. After any resigning Term Loan A Agent's resignation hereunder, the provisions of this


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Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Term Loan A Agent under this Agreement and the other Loan Documents.

          (e) Term Loan B Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Term Loan B Lenders shall have the right to appoint a successor Term Loan B Agent. If no successor Term Loan B Agent shall have been so appointed by the Requisite Term Loan B Lenders and shall have accepted such appointment within thirty (30) days after the resigning Term Loan B Agent's giving notice of resignation, then the resigning Term Loan B Agent may, on behalf of Lenders, appoint a successor Term Loan B Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Term Loan B Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Term Loan B Agent, such resignation shall become effective and the Requisite Term Loan B Lenders shall thereafter perform all the duties of such Term Loan B Agent hereunder until such time, if any, as the Requisite Term Loan B Lenders appoint a successor Term Loan B Agent as provided above. Any successor Term Loan B Agent appointed by Requisite Term Loan B Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Term Loan B Agent hereunder by a successor Term Loan B Agent, such successor Term Loan B Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Term Loan B Agent. Upon the earlier of the acceptance of any appointment as such Term Loan B Agent hereunder by a successor Term Loan B Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Term Loan B Agent shall continue. After any resigning Term Loan B Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Term Loan B Agent under this Agreement and the other Loan Documents.

     9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized (notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court) at any time or from time to time, without prior notice to any Credit Party or to any Person other than Administrative Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Credit Party (regardless of whether such balances are then due to such Credit Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Credit Party against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights. Any Lender exercising


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a right of setoff or otherwise receiving any payment on account of the
Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section
1.1. Each Credit Party agrees, to the fullest extent permitted by law (notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, or order from, the Bankruptcy Court), that
(a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

     9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in
Concert.

          (a) Advances; Payments.

               (i) Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clause (iii) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Administrative Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Administrative Agent in same day funds by wire transfer to Administrative Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Administrative Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) Not less than once during each calendar week or more frequently at Administrative Agent's election (each, a "Settlement Date"), Administrative Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each


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applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Administrative Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Administrative Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

          (b) Availability of Lender's Pro Rata Share. Administrative Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Administrative Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Administrative Agent by such Revolving Lender when due, Administrative Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent's demand, Administrative Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Administrative Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Administrative Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

          (c) Return of Payments.

               (i) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

               (ii) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as


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Administrative Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

          (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Requisite Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative's request, Administrative Agent or a Person reasonably acceptable to Administrative Agent shall have the right with Administrative Agent's consent and in Administrative Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Dissemination of Information. Administrative Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Credit Party, with notice of any Event of Default of which Administrative Agent has actually become aware and with notice of any action taken by Administrative Agent following any Event of Default; provided, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Administrative Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Administrative Agent shall have no duty to provide the same to Lenders.

          (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agents and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agents or Requisite Lenders and as provided in Section 8.2.

          (g) Co-Syndication Agents, Revolver Agent, Term Loan A Agent and Term Loan B Agent. Notwithstanding anything else to the contrary in this Agreement or any other Loan Document, none of the Syndication Agents, Revolver Agent, Term Loan A Agent and Term Loan B Agent shall have any duties or responsibilities in such capacities under this


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Agreement or any other Loan Document or any fiduciary duty with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against such Persons in such capacities.

10.  SUCCESSORS AND ASSIGNS

     10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, each Agent, Lenders and their respective successors and assigns, except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agents and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agents and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agents and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

     11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter (other than the Fee Letter) or confidentiality agreement, if any, between any Credit Party and any Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

     11.2 Amendments and Waivers.

          (a) Except for actions expressly permitted to be taken by Administrative Agent or Collateral Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and by Requisite Lenders or all affected Lenders, as applicable. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

          (b) No amendment, modification, termination or waiver shall, unless in writing and signed by each Agent and each Lender directly affected thereby:

               (i) increase the principal amount of any Lender's Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments are increased);


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               (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender;

               (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(v)) or final maturity date of the principal amount of any Loan of any affected Lender;

               (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender;

               (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, subordinate any Lien on, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders);

               (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and

               (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders", "Requisite Revolving Lenders", "Requisite Term Loan A Lenders" or "Requisite Term Loan B Lenders" insofar as such definitions affect the substance of this Section 11.2.

Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of any Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by such Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Collateral Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

          (c) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any Lender whose consent is obtained as described in this clause (c) being referred to as a "Consenting Lender", and any Lender whose consent is not obtained as described in this clause (c) below being referred to as a "Non-Consenting Lender") then, so long as each Agent is not a Non-Consenting Lender, at Borrower Representative's request, each Agent or a Person reasonably acceptable to each Agent shall have the right with each Agent's consent and in each Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting


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Lenders, and such Non-Consenting Lenders agree that they shall, upon such
Agent's request, sell and assign to such Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (d) In connection with any Proposed Change, any Non-Consenting Lender shall have the option upon written notice to each Agent to purchase from Consenting Lenders all of the Obligations owing to such Consenting Lenders (other than contingent indemnification and reimbursement obligations for which no claim has been made), which notice shall indicate which Non-Consenting Lenders will purchase Obligations (the "Purchasing Lenders"). Such notice from such Non-Consenting Lender to each Agent shall be irrevocable. On the date specified by the Non-Consenting Lender in such notice (which shall not be less than five (5) business days, nor more than ten (10) business days after the receipt by each Agent of the notice from the Non-Consenting Lender of its election to exercise such option), Consenting Lenders shall sell to the Purchasing Lenders, and the Purchasing Lenders shall purchase from the Consenting Lenders, Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made). Upon the date of such purchase and sale, the Purchasing Lenders shall (i) pay to Administrative Agent, on behalf of the applicable Agent and Consenting Lender, as the purchase price therefore the full amount of all such Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses but excluding any contingent indemnity obligations), (ii) furnish or cause to be furnished to Administrative Agent, on behalf of the applicable Agent, cash collateral, or back-to-back letters of credit in form and substance and from an issuer reasonably satisfactory to Administrative Agent, in an aggregate amount equal to 105% of the aggregate undrawn face amount of any issued and outstanding letters of credit provided by any Consenting Lender (or any issued and outstanding letters of credit that Administrative Agent has arranged to be provided by third parties pursuant to this Agreement) to any Borrower or any other Credit Party and, in any event, use commercially reasonable efforts to cause all such letters of credit to be canceled or otherwise terminated within thirty (30) days after the date specified by the Non-Consenting Lender in the notice referred to above (provided, however, that Administrative Agent shall continue to receive the fees and expenses set forth in clause (d) of Annex B in respect of such letters of credit for such thirty (30) day period), and (iii) agree to reimburse the Consenting Lenders by paying to Administrative Agent for the account of the Consenting Lenders on demand after the date of such purchase and sale an amount equal to any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in accordance with the terms of the Loan Documents, that were incurred (x) in such thirty (30) day period in connection with any commissions, fees, costs or expenses paid or incurred by any Consenting Lenders related to any issued and outstanding letters of credit as described above and
(y) within one hundred (100) days after the date specified by the Non-Consenting Lender in the notice referred to above in connection with any checks or other payments provisionally credited to the Obligations sold by the Consenting Lenders, and/or as to which the Consenting Lenders have not yet received final payment. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Administrative Agent as Administrative Agent may designate in writing to the Purchasing Lenders for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Lenders to the bank account designated by Administrative Agent are received in such


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bank account prior to 1:00 p.m. (New York time). Such purchase shall be made pursuant to an Assignment Agreement. Upon consummation of such purchase, the Non-Consenting Lenders shall be deemed to have assumed all Commitments of such Consenting Lenders and such Consenting Lender shall no longer be obligated to extend credit hereunder to or for the benefit of Borrowers.

          (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agents and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Collateral Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

     11.3 Fees and Expenses. Borrowers shall reimburse Agents (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of one firm of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection (x) with the negotiation, preparation and filing and/or recordation of the Loan Documents (provided, however, with respect to documentation, review and intercreditor matters that occur prior to the Closing Date, Borrowers shall reimburse Agents for one additional counsel per Agent in an amount not to exceed $50,000 for each of GE Capital and Marathon) and (y) with:

          (a) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents, or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to any Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agents, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

          (c) any attempt to enforce any remedies of any Agent against any or all of the Credit Parties or any other Person that may be obligated to such Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more


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Events of Default; provided, that in the case of reimbursement of counsel for
Lenders other than such Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (d) any workout or restructuring of the Loans during the pendency of one or more Events of Default;

          (e) the obtaining of approval of the Loan Documents by the Bankruptcy Court;

          (f) the preparation and review of pleadings, documents and reports related to the Chapter 11 Cases and any subsequent case under Chapter 7 of the Bankruptcy Code, attendance at meetings, court hearings or conferences related to the Chapter 11 Cases and any subsequent case under Chapter 7 of the Bankruptcy Code, and general monitoring of the Chapter 11 Cases and any subsequent case under Chapter 7 of the Bankruptcy Code; and

          (g) efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (g) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agents, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     11.4 No Waiver. Any Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of such Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by any Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of such Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.


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     11.5 Remedies. Agents' and Lenders' rights and remedies under this
Agreement shall be cumulative and nonexclusive of any other rights and remedies that any Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

     11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

     11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement, the Interim Order, the Final Order, the Canadian Interim Order or the Canadian Final Order conflicts with any provision in any of the other Loan Documents, the provision contained in the Interim Order, the Final Order, the Canadian Interim Order or the Canadian Final Order, as the case may be, shall govern and control.

     11.8 Confidentiality. Each Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts such Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that any Agent and any Lender may disclose such information (a) to Persons employed or engaged by such Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by such Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of such Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which such Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of any Agent or any Lender.

     11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS


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AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR
TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THE BANKRUPTCY COURT MAY HAVE TO BE HEARD BY A COURT OTHER THAN THE BANKRUPTCY COURT (IT BEING ACKNOWLEDGED THAT MATTERS PERTAINING TO ANY ORDER OF THE CANADIAN COURT MAY HAVE TO BE HEARD BY THE CANADIAN COURT); PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

     11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Administrative


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Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENTS, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

     11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Morgan Stanley, GE Capital or Marathon or any of their affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to Morgan Stanley, GE Capital and Marathon and without the prior written consent of Morgan Stanley, GE Capital or Marathon, as applicable, unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with Morgan Stanley, GE Capital and Marathon, as applicable, before issuing such press release or other public disclosure. Each Credit Party consents to the publication by any Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower's name, product photographs, logo or trademark. Agents reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

     11.15 Reinstatement. This Agreement shall remain in full force and effect and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

     11.17 Judgment Currency.

          (a) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section
11.17 referred to as the "Judgment Currency") an amount due under any Loan Document in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.17 being hereinafter in this Section 11.17 referred to as the "Judgment Conversion Date").

          (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.17(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Credit Party under this Section 11.17(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

          (c) The term "rate of exchange" in this Section 11.17 means the rate of exchange at which the Agent would, on the relevant date at or about noon (New York time), be prepared to sell the Obligation Currency against the Judgment Currency.

     11.18 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     11.19 Parties Including Trustees; Bankruptcy Court Proceedings. This Agreement, the other Loan Documents, and all Liens created hereby or pursuant hereto or to any other Loan Document shall be binding upon each Credit Party, the estate of each Borrower, and any trustee or successor in interest of any Borrower in the Chapter 11 Cases or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Agent and Lenders and their respective assigns, transferees and endorsees. The Liens created by this Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Cases or any other bankruptcy case of any Credit Party to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Chapter 11 Cases or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason or in the case of the Canadian Credit Parties, if any such party becomes subject to proceedings under any Canadian Insolvency Law, without the necessity that Lenders file financing statements or otherwise perfect its security interests or Liens under applicable law.

12.  CROSS-GUARANTY

     12.1 Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agents and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agents and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

          (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agents and Lenders with respect to any of the provisions thereof;

          (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agents and Lenders in respect thereof (including the release of any such security);

          (d) the insolvency of any Credit Party; or

          (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

     12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agents or Lenders to marshal assets or to proceed in respect of the

Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, each Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this
Section 12 and such waivers, Agents and Lenders would decline to enter into this Agreement.

     12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this
Section 12 are for the benefit of Agents and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agents or Lenders, the obligations of such other Borrower under the Loan Documents.

     12.4 Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in
Section 12.7, each Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit Agents and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agents, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

     12.5 Election of Remedies. If any Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving such Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, any Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, any Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by such Agent or such Lender and waives any claim based upon such action, even if such action by such Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by such Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of any Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event any Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, such Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether any Agent, any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

     12.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

          (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

          (b) the amount that could be claimed by Agents and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

     12.7 Contribution with Respect to Guaranty Obligations.

          (a) To the extent that any Borrower shall make a payment under this
Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made) and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

          (c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section
12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

          (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

          (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the payment in full in cash of the Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made) and the termination of the Commitments.

     12.8 Liability Cumulative. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to each Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

     12.9 Subordination.

          (a) Each Credit Party covenants and agrees that the payment of any indebtedness and all obligations and liabilities owing by any Credit Party in favor of any other Credit Party, whether now existing or hereafter incurred (collectively, the "Intercompany Obligations") is subordinated, to the extent and in the manner provided in this Section 12.9, to the prior payment in full of all Obligations owed or hereafter owing to Agents and Lenders by Borrowers and that such subordination is for the benefit of Agents for themselves and Lenders.

          (b) Each Credit Party hereby (i) authorizes Agents on behalf of Lenders to demand specific performance of the terms of this Section 12.9 at any time when any Credit Party shall have failed to comply with any provisions of this Section 12.9 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          (c) Upon any distribution of assets of any Credit Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (i) Agents and Lenders shall first be entitled to receive payment in full in cash of the Obligations before any Credit Party is entitled to receive any payment on account of the Intercompany Obligations.

               (ii) Any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, to which any other Credit Party would be entitled except for the provisions of this Section 12.9(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to Administrative Agent for the benefit of Lenders in the manner set forth herein, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to Administrative Agent for itself and Lenders.

               (iii) In the event that notwithstanding the foregoing provisions of this Section 12.9(c), any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, shall be received by any other Credit Party on account of any Intercompany Obligations before all Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to Administrative Agent for itself and Lenders for application to the payment of the Obligations until all of the Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to Administrative Agent for itself and Lenders.

          (d) No right of any Agent, any Lender or any other present or future holders of the Obligations to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act, in good faith, by any Credit Party, or by any noncompliance by any Credit Party with the terms of the Intercompany Obligations, regardless of any knowledge thereof which any Credit Party may have or be otherwise charged with.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                        BORROWERS:

                                        ALLIED HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ALLIED SYSTEMS, LTD. (L.P.)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        LENDERS:

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Administrative Agent,
                                        Collateral Agent,
                                        co-Revolver Agent and Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Duly Authorized Signatory


                                        MORGAN STANLEY SENIOR FUNDING, INC.,
                                        as co-Term Loan B Agent,
                                        co-Syndication Agent and Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MARATHON STRUCTURED FINANCE FUND, L.P.,
                                        as co-Revolver Agent, Term Loan A Agent, co-Term Loan B Agent and Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

          The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

                                        CREDIT PARTIES:

                                        ACE OPERATIONS, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AH INDUSTRIES INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ALLIED AUTOMOTIVE GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ALLIED FREIGHT BROKER LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ALLIED SYSTEMS (CANADA) COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        AXIS ARETA, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AXIS CANADA COMPANY


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AXIS GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AXIS NETHERLANDS, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        COMMERCIAL CARRIERS, INC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        CORDIN TRANSPORT LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        CT SERVICES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        F.J. BOUTELL DRIVEAWAY LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GACS INCORPORATED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        KAR-TAINER INTERNATIONAL LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LOGISTIC SYSTEMS, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LOGISTIC TECHNOLOGY, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        QAT, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        RMX LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        TERMINAL SERVICES LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        TRANSPORT SUPPORT LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                               ANNEX A (RECITALS)

                                       TO

                                CREDIT AGREEMENT

                                   DEFINITIONS

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

          "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

          "Accounting Changes" has the meaning ascribed thereto in Annex G.

          "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security, guarantees and other Supporting Obligations of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

          "Administrative Agent" means GE Capital in its capacity as Administrative Agent for Lenders or its successor appointed pursuant to Section 9.7.

          "Advance" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

          "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude each Agent and each Lender.

          "Agents" means, collectively, the Administrative Agent, the Collateral Agent, the Revolver Agent, the Term Loan A Agent, the Term Loan B Agent or, as the context may require, any such Agent.

          "Agreement" means the Senior Secured, Super-Priority
Debtor-in-Possession Credit Agreement, dated as of August 1, 2005, by and among Borrowers, the other Credit Parties party thereto, Agents and Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "AH Industries" means AH Industries Inc., an Alberta corporation resulting from the amalgamation of AH Industries Inc., an Alberta corporation, and 992032 Alberta Ltd., an Alberta corporation.

          "Allied Canada" means Allied Systems (Canada) Company, a Nova Scotia corporation.

          "Allied Holdings" has the meaning ascribed to it in the recitals to the Agreement.

          "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

          "Assignment Agreement" has the meaning ascribed to it in Section
9.1(a).

          "Avoidance Actions" means all causes of action arising pursuant to Chapter 5 of the Bankruptcy Code.

          "Bankruptcy Code" shall have the meaning assigned to it in the recitals to the Agreement.

          "Bankruptcy Court" shall have the meaning assigned to it in the recitals to the Agreement.

          "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Cases.

          "Blocked Accounts" has the meaning ascribed to it in Annex C.

          "Borrower Representative" has the meaning ascribed to it in Section 1.1(d).

          "Borrowers" and "Borrower" have the respective meanings ascribed thereto in the preamble to the Agreement.

          "Borrowing Availability" means as of any date of determination as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Revolver Borrowing Base, in each case, less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding.

          "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by Borrower Representative in the form attached to the Agreement as Exhibit 4.1(b).

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Canadian Benefit Plans" shall mean all material medical, health, dental, hospitalization, insurance and other employee benefit and welfare plans, agreements or arrangements of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Credit Party in respect of employees in Canada.

          "Canadian Collateral Documents" means, collectively, the Canadian Security Agreements (including Quebec hypothecs of movable property), the Canadian Intellectual Property Security Agreements and the Canadian Pledge Agreements and any other documents relating thereto.

          "Canadian Court" means the Ontario Superior Court of Justice (Commercial List).

          "Canadian Credit Party" means any Credit Party incorporated, organized or otherwise established under the laws of Canada or any political subdivision of Canada.

          "Canadian Final Order" means, collectively, the order of the Canadian Court to be issued upon motion of each Credit Party, organized under the laws of Canada, under Section 18 of the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36 ("CCAA"), together with all extensions, modifications and amendments thereto, in each case in form and substance reasonably satisfactory to Agents, which, among other matters but not by way of limitation, recognizes and declares the Final Order enforceable in Canada.

          "Canadian Intellectual Property Security Agreements" means, collectively, the Canadian Intellectual Property Security Agreements to be executed and delivered pursuant to Section 5.11 and entered into by and among Collateral Agent, on behalf of Agents and Lenders, and each of the Canadian Credit Parties, in form and substance satisfactory to Collateral Agent.

          "Canadian Interim Order" means, collectively, the order of the Canadian Court to be issued upon motion of each Credit Party, organized under the laws of Canada, under Section 18 of the CCAA, together with all extensions, modifications and amendments thereto, in each case in form and substance reasonably satisfactory to Agents, which, among other matters but not by way of limitation, recognizes and declares the Interim Order enforceable in Canada.

          "Canadian Pension Plan Event" means: (a) failure to make required contributions in a timely fashion to a Canadian Pension Plan in accordance with its terms and applicable laws;

(b) termination of a Canadian Pension Plan in whole or in part; (c) commencement of proceedings by the applicable pension regulator to terminate a Canadian Pension Plan in whole or in part; (d) withdrawal by a Credit Party from a "multi-employer pension plan", as defined under applicable Canadian pension benefits standards legislation; (e) an event which constitutes grounds under applicable Canadian pension benefits standards legislation for the applicable pension regulator to remove the administrator of a Canadian Pension Plan; or (f) the revocation of the registration under the ITA of any Canadian Pension Plan.

          "Canadian Pension Plans" shall mean each plan which is subject to applicable pension benefits standards legislation in any jurisdiction of Canada including, without limitation, each "registered pension plan", as defined in subsection 248(1) of the ITA, and which is established, maintained or contributed to by any Credit Party for its employees or former employees in Canada.

          "Canadian Pledge Agreements" means, collectively, the Canadian Pledge Agreements to be executed and delivered pursuant to Section 5.11 and entered into by and among Collateral Agent, on behalf of Agents and Lenders, and any Credit Party in respect of the shares, units or other ownership interests in any Canadian Credit Party, in form and substance satisfactory to Collateral Agent.

          "Canadian Security Agreements" means, collectively, the Canadian Security Agreements to be executed and delivered pursuant to Section 5.11 and entered into by and among Collateral Agent, on behalf of Agents and Lenders, and each of the Canadian Credit Parties, in form and substance satisfactory to Collateral Agent.

          "Canadian Stay Order" means, collectively, the order of the Canadian Court to be issued on motion of each Credit Party organized under the laws of Canada or any province thereof, under Section 18.6 of the CCAA, together with all extensions, modifications and amendments thereto, in each case in form and substance reasonably satisfactory to the Agent, which, among other matters but not by way of limitation, recognizes the Chapter 11 Cases and imposes a stay of proceedings against creditors and others in Canada.

          "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

          "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Carve-Out Amount" shall have the meaning assigned to it in Section 1.18(c).

          "Carve-Out Expenses" shall have the meaning assigned to it in Section 1.18(c).

          "Carve-Out Reserve" means a reserve or reserves in the full amount of the Carve-Out Amount as established by Administrative Agent on the Closing Date and thereafter modified, as and to the extent, Administrative Agent determines to do so; provided that any reduction in the amount of the Carve-Out Reserve also shall require the consent of Requisite Lenders.

          "Cash Collateral Account" has the meaning ascribed to it Annex B.

          "Cash Equivalents" has the meaning ascribed to it in Annex B.

          "Cash Management Systems" has the meaning ascribed to it in Section
1.8.

          "CCAA" has the meaning ascribed to it in the definition of "Canadian Final Order".

          "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934,) other than Permitted Holders shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of more than forty percent (40%) of the issued and outstanding shares of capital Stock of Allied Holdings having the right to vote for the election of directors of Allied Holdings under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Allied Holdings (together with any new directors whose election by the board of directors of Allied Holdings or whose nomination for election by the Stockholders of Allied Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) Allied Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of the Credit Parties (other than Allied Holdings).

          "Chapter 11 Case" and Chapter 11 Cases" shall have the meaning assigned to it in the recitals to the Agreement.

          "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

          "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

          "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

          "Closing Date" means August 2, 2005.

          "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

          "Collateral" means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Collateral Agent, on behalf of Agents and Lenders, to secure the Obligations, excluding, however, any and all claims to Avoidance Actions.

          "Collateral Agent" means GE Capital in its capacity as Collateral Agent for Lenders or its successor appointed pursuant to Section 9.7.

          "Collateral Documentation Date" means the date which is ten (10) days following entry of the Final Order by the Bankruptcy Court.

          "Collateral Documents" means the Security Agreement, the Pledge Agreements, the Guaranty, the Mortgages, Canadian Collateral Documents, the Intellectual Property Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations, including without limitation the Interim Order, the Final Order, the Canadian Interim Order and the Canadian Final Order.

          "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

          "Collection Account" means that certain account of Agent, account number 502-328-54 in the name of Agent at DeutscheBank Trust Company Americas in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the "Collection Account."

          "Commercial Tort Claim" means a claim arising in tort with respect to which: (a) the claimant is an organization; or (b) the claimant is an individual and the claim: (i) arose in the course of the claimant's business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

          "Committee(s)" shall mean, collectively, the official committee of unsecured creditors and any other committee formed, appointed, or approved in the Chapter 11 Cases and each of such Committees shall be referred to herein as a Committee.

          "Commitment Termination Date" means the earliest of (a) February 2, 2007, (b) the date of termination of Revolving Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), (c) the date of prepayment in full in cash by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0), (d) five (5) days following the Petition Date if the Interim Order has not been entered by the Bankruptcy Court by such date or if the Canadian Interim Order has not been issued by such date, (e) twenty-five (25) days following the Petition Date if the Final Order has not been entered by the Bankruptcy Court by such date or if the Canadian Final Order has not been issued by such date, (f) the date upon which the Interim Order expires or the Canadian Interim Order expires, unless the Final Order or the Canadian Final Order shall have been entered and become effective by such date, (g) the close of business on the first Business Day after the entry of the Final Order and the Canadian Final Order, if by that time Borrowers have not paid Agents the fees required under the Commitment Letter, unless Agents and Lenders agree otherwise and subject to the approval of such fees by the Bankruptcy Court, (h) the date a plan of reorganization confirmed in the Chapter 11 Cases becomes effective that does not provide for the payment in full of all amounts owed to Agents and Lenders under this Agreement and the other Loan Documents on such effective date, (i) the date of the closing of a sale of all or substantially all of any Borrowers' assets pursuant to Section 363 of the Bankruptcy Code, a confirmed plan of reorganization or a liquidation pursuant to Chapter 7 of the Bankruptcy Code, and (j) the effective date of a plan of reorganization or arrangement in the Chapter 11 Cases.

          "Commitments" means (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), Term Loan A Commitment and Term Loan B Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and
(b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment), Term Loan A Commitments and Term Loan B Commitments, which aggregate commitment shall be Two Hundred Thirty Million Dollars ($230,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

          "Compliance Certificate" has the meaning ascribed to it in Annex E.

          "Consenting Lender" has the meaning ascribed to it in Section 11.2(d).

          "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Control Letter" means a letter agreement between Collateral Agent and
(i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Collateral Agent, acknowledges the Lien of Collateral Agent, on behalf of Agents and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Collateral Agent without further consent by the affected Credit Party.

          "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Credit Parties" means each Borrower and each of its respective Subsidiaries which is a Guarantor hereunder.

          "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning ascribed to it in Section 1.5(d).

          "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

          "Disbursement Accounts" has the meaning ascribed to it in Annex C.

          "Disclosure Schedules" means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

          "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Dollars" or "$" means lawful currency of the United States of America.

          "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of
(i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, and (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) distributions received by such Person pursuant to Section 5.14, and (vii) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary; (10) non-cash charges and non-cash gains; and (11) professional expenses incurred by Borrowers and allowed by the Bankruptcy Court in the Chapter 11 Cases.

          "Eligible Accounts" has the meaning ascribed to it in Section 1.6.

          "Eligible Real Estate" means the owned Real Estate of the Borrowers
(i) upon which Collateral Agent, for the benefit of Agents and Lenders, has a first-priority, perfected Lien and security interest as set forth on Disclosure Schedule (3.6(e)), (ii) as to which the granting by Borrowers of a Lien thereon will not breach any agreement or violate any prohibition in any agreement relevant to such Real Estate, (iii) which is not subject to any Lien other than in favor of Collateral Agent, (iv) as to which the representations and warranties in this Agreement with respect to Real Estate are true and correct, and (v) as to which Borrowers have fully performed each of their covenants herein with respect to such Real Estate in all material respects.

          "Eligible Rolling Stock" has the meaning ascribed to it in Section
1.7.

          "Environmental Laws" means all applicable federal, state, provincial, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, provincial, local and foreign counterparts or equivalents (including, in Canada, the Canadian Environmental Protection Act, (Canada), the Hazardous Products Act (Canada) and the Transportation of Dangerous Goods Act (Canada) and all analogous provincial legislation) and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, Rolling Stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) with respect to a Title IV Plan, any event described in Section 4043(c) of ERISA for which notice to the PBGC has not been waived; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) except for the potential withdrawal from the Teamsters Pension Trust Fund of Philadelphia & Vicinity and the Teamsters Local 469 Pension Fund and potential withdrawals which may arise due to the seeking of concessions from various labor unions, the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) except for the possible filing of a notice of intent to terminate the Allied Systems, Ltd. UAW Local 95 Unit 2 Retirement Income Plan and Allied Systems, Ltd. Office Workers UAW Local 95 Pension Plan and Trust, the filing of a notice of intent to terminate a Title IV Plan in a distress termination described in Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) with respect to a Title IV Plan, the existence of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA) whether or not waived, or the failure to make by its due date a required installment under Section 412(m) of the Code or the failure to make any required contribution to a Multiemployer Plan; (g) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to a Title IV Plan; (h) the making of any amendment to any Title IV Plan which could result in the imposition of a lien or the posting of a bond or other security; (i) with respect to a Title IV Plan an event described in Section 4062(e) of ERISA; (j) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under
Section 4069 or 4212(c) of ERISA; (k) except for the potential reorganization or insolvency of the Central States, SE, and SW Areas Pension Fund, the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (l) the loss of a Qualified Plan's qualification or tax exempt status; or (m) the termination of a Plan described in Section 4064 of ERISA.

          "Event of Default" has the meaning ascribed to it in Section 8.1.

          "Exigent Circumstance" means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of any Credit Party after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could result in a material diminution in value of the Collateral.

          "Extraordinary Receipts" means any cash received by any Borrower not in the ordinary course of business (and not consisting of proceeds from the issuance of Stock, debt or disposition of Collateral), including, without limitation, (i) foreign, United States, state or local tax refunds paid in connection with or as the result of any settlement, audit, or amendment to any tax return, (ii) pension plan reversions, (iii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, and (iv) indemnity payments (but excluding therefrom working capital adjustments).

          "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

          "Federal Funds Rate" means, for any day, a floating rate per annum equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Administrative Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "Fee Letter" has the meaning ascribed to it in Section 1.9(a).

          "Fees" means any and all fees payable to any Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

          "Final Order" means, collectively, the order of the Bankruptcy Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Court which order shall be satisfactory in form and substance to Agents, and from which no appeal or motion to reconsider has been timely filed, or if timely filed, such appeal or motion to reconsider has been dismissed or denied (unless Agents waive such requirement), together with all extensions, modifications and amendments thereto, which, among other matters but not by way of limitation, authorizes Borrowers to obtain credit, incur

(or guaranty) Indebtedness, and grant Liens under this Agreement and the other Loan Documents, as the case may be, provides for the super priority of Agents' and Lenders' claims.

          "Financial Covenants" means the financial covenants set forth in Annex G.

          "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 and Annex E.

          "Fiscal Month" means any of the monthly accounting periods of Borrowers.

          "Fiscal Quarter" means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

          "Fiscal Year" means any of the annual accounting periods of Borrowers ending on December 31 of each year.

          "Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period.

          "Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

          "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

          "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons; provided, however, that Funded Debt shall not include unsecured Prepetition Indebtedness.

          "GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

          "GE Capital" has the meaning ascribed to it in the recitals to the Agreement.

          "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

          "Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or
(e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guarantors" means each direct and indirect Subsidiary of each Borrower (other than (i) any such Subsidiary that is a Borrower, (ii) Haul Insurance, (iii) the Mexican Subsidiaries,(iv) Kar-Tainer International Limited (Bermuda), a Bermuda corporation, and (v) Kar-Tainer International (Pty) LTD, a South African corporation) and each other Person, if any, that executes a guaranty or other similar agreement in favor of Collateral Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          "Guaranty" means the Guaranty to be executed and delivered pursuant to
Section 5.11 and executed by each Guarantor in favor of Collateral Agent, on behalf of Agents and Lenders.

          "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCBs), or any radioactive substance.

          "Haul Insurance" has the meaning ascribed to it in the recitals to the Agreement.

          "Indebtedness" means, with respect to any Person, without duplication,
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors either incurred or deemed to have incurred Prepetition or incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments,
(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) the notional value of all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured (it being understood and agreed that Indebtedness shall not include any agreement or arrangement (i) to purchase fuel in the ordinary course of business consistent with past practices, or (ii) contained in a customer contract entered into in the ordinary course of business consistent with past practice, that adjusts payments based upon the cost of fuel to such Credit Party), (g) the notional value of all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

          "Indemnified Liabilities" has the meaning ascribed to it in Section 1.13.

          "Indemnified Person" has the meaning ascribed to in Section 1.13.

          "Index Rate" means, for any day, a floating rate per annum equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate, the per annum rate of interest most recently published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

          "Insolvency Law" shall mean any of the Bankruptcy and Insolvency Act (Canada), the CCAA and titles 7 and 11 of the United States Code entitled "Bankruptcy," each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction.

          "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

          "Intellectual Property Security Agreement" means the Intellectual Property Security Agreement to be executed and delivered pursuant to Section
5.11 and made in favor of Collateral Agent, on behalf of Agents and Lenders, by each applicable Credit Party, as amended from time to time.

          "Intercompany Notes" has the meaning ascribed to it in Section 6.3.

          "Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person but excluding prepaid loan costs which are required to be capitalized.

          "Interest Payment Date" means (a) as to any Index Rate Loan, the last Business Day of each month to occur while such Loan is outstanding, (b) as to any Eurodollar Loans, interest shall be payable at three-month intervals and on the last day of such Eurodollar Loan Period and (c) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

          "Interim Order" means, collectively, the order of the Bankruptcy Court entered in the Chapter 11 Cases after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), together with all extension, modifications, and amendments thereto, in form and substance satisfactory to Agents, which, among other matters but not by way of limitation, authorizes, on an interim basis, Borrowers to execute and perform under the terms of this Agreement and the other Loan Documents, substantially in the form of Exhibit A-1.

          "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

          "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

          "IRC" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

          "IRS" means the Internal Revenue Service.

          "ITA" shall mean the Income Tax Act (Canada), as the same may, from time to time, be in effect.

          "L/C Issuer" has the meaning ascribed to it in Annex B.

          "L/C Sublimit" has the meaning ascribed to it in Annex B.

          "Lenders" means Morgan Stanley, GE Capital, Marathon, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

          "Letter of Credit Fee" has the meaning ascribed to it in Annex B.

          "Letter of Credit Obligations" means all outstanding obligations incurred by Administrative Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Administrative Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Administrative Agent or Lenders thereupon or pursuant thereto.

          "Letters of Credit" means documentary or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Administrative Agent and Lenders have incurred Letter of Credit Obligations.

          "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

          "Leverage Ratio" means, with respect to Borrowers, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination (including the average daily closing balance of the Revolving Loan for the thirty (30) days preceding and including any date of determination), to (b) EBITDA for the twelve months ending on that date of determination.

          "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

          "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative's irrevocable notice to Administrative Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

          If such interest rates shall cease to be available from Telerate News Service (or its successor satisfactory to Administrative Agent), the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Administrative Agent and Borrower Representative.

          "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

          "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

          "Litigation" has the meaning ascribed to it in Section 3.13.

          "Loan Accounts" has the meaning ascribed to it in Section 1.12.

          "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, the Fee Letter and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, any Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to any Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

          "Loans" means the Revolving Loan, the Swing Line Loan and the Term Loans.

          "Lock Boxes" has the meaning ascribed to it in Annex C.

          "Marathon" has the meaning ascribed to it in the recitals to the Agreement.

          "Margin Stock" has the meaning ascribed to in Section 3.10.

          "Master Standby Agreement" means the Master Agreement for Standby Letters of Credit to be executed and delivered pursuant to Section 5.11 and among Borrowers, as Applicants, and GE Capital, as issuer.

          "Material Adverse Effect" means a material adverse effect on (a) the industry, business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) the Credit Parties' ability, taken as a whole, to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Collateral Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) any Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

          "Material Contracts" means, collectively, (a) the contracts and agreements set forth on Exhibit C and (b) all other contracts, leases, instruments, guaranties, licenses or other arrangements (other than the Loan Documents) to which any Credit Party is or becomes a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect.

          "Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

          "Mexican Subsidiaries" means, collectively, Arrendadora de Equipo para el Transporte de Automoviles, S. de R.L. de C.V., a Mexican corporation, and Axis Logistica, S. de R.L. de C.V., a Mexican corporation,

          "Morgan Stanley" has the meaning ascribed to it in the recitals to the Agreement.

          "Mortgaged Properties" has the meaning ascribed to it in Section 5.11.

          "Mortgages" means each of the mortgages, hypothecs of movable property, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Administrative Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Administrative Agent.

          "Motor Vehicle Laws" means, collectively, all Federal (including, the federal government of Canada), state, provincial and local laws, regulations, rules and judicial or agency determinations and orders applicable to the ownership and/or operation of vehicles (including, without limitation, the Rolling Stock), or the business of the transportation of goods by motor vehicle, including, without limitation, laws, regulations, rules and judicial or agency determinations and orders promulgated or administered by the Federal Highway Administration, the Federal Motor Carrier Safety Administration, the National Highway Traffic Safety Administration, the Surface Transportation Board and other state, provincial and local Governmental Authorities with respect to vehicle safety and registration and motor carrier insurance, financial assurance, credit extension, contract carriage, tariff and reporting requirements.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Non-Consenting Lender" has the meaning ascribed to it in Section 11.2(d).

          "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

          "Notes" means, collectively, the Revolving Notes, the Swing Line Notes and the Term Notes.

          "Notice of Conversion/Continuation" has the meaning ascribed to it in
Section 1.5(e).

          "Notice of Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a).

          "Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy (including the Chapter 11 Cases), whether or not allowed in such case or proceeding), Fees, hedging obligations under swaps, caps and collar arrangements provided by any Lender, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

          "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means a Plan described in Section 3(2) of ERISA.

          "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b) or to the extent that nonpayment thereof is permitted under the Bankruptcy Code; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory or Rolling Stock; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under
Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) Canadian statutory deemed trusts for employee source deductions and goods and services tax under the Excise Tax Act (Canada); (j) presently existing or hereafter created Liens in favor of Collateral Agent, on behalf of Agents and Lenders; (k) a Lien in the amount of $2,679,377.67 in cash held by Prior

Lenders for fees and expenses and indemnification and other junior administrative claims; and (l) Liens expressly permitted under clauses (b), (c) and (d) of Section 6.7 of the Agreement.

          "Permitted Holder" means the directors and executive officers of Allied Holding on the Closing Date and their spouses, lineal descendants and trusts or other similar entities established for the benefit of such individuals.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Petition Date" shall have the meaning assigned to it in the recitals to this Agreement.

          "Plan" means, at any time, an "employee benefit plan", as defined in
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

          "Pledge Agreements" means, collectively, the Pledge Agreement to be executed and delivered pursuant to Section 5.11 and executed by Borrowers in favor of Collateral Agent and any pledge agreements entered into after such date by any Credit Party (as required by the Agreement or any other Loan Document).

          "Postpetition" means the time period beginning immediately after the filing of the Chapter 11 Cases.

          "Prepetition" means the time period ending immediately prior to the filing of the Chapter 11 Cases.

          "Prepetition Indebtedness" means all Indebtedness of any of Borrowers outstanding on the Petition Date immediately prior to the filing of the Chapter 11 Cases other than Indebtedness under the Prepetition Loan Agreement.

          "Prepetition Loan Agreement" means that certain Amended and Restated Financing Agreement, dated as of September 4, 2003, by and among Allied Holdings, Inc., Allied Systems, Ltd. (L.P.), each subsidiary of Allied Holdings, Inc. signatory as a guarantor thereto, the Prior Lenders, Ableco Finance LLC, as collateral agent, and Wells Fargo Foothill, Inc., as administrative agent, as amended and in effect from time to time.

          "Prior Lenders" shall mean Lenders under the Prepetition Loan
Agreement.

          "Prior Lender Obligations" means all obligations of any Credit Party to the Prior Lenders pursuant to the Prepetition Loan Agreement, and all instruments and documents executed pursuant thereto or in connection therewith.

          "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

          "Professional Expenses" has the meaning ascribed to it in Section
1.18.

          "Pro Forma" means the unaudited consolidated balance sheet of Borrowers and their Subsidiaries as of July 31, 2005 after giving pro forma effect to the Related Transactions.

          "Projections" means Borrowers' forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a consolidated basis and otherwise consistent with the historical Financial Statements of Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" means with respect to all matters relating to any Lender, (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Term Loan A, the percentage obtained by dividing (i) the Term Loan A Commitment of that Lender by (ii) the aggregate Term Loan A Commitments of all Lenders, (c) with respect to the Term Loan B, the percentage obtained by dividing (i) the Term Loan B Commitment of that Lender by (ii) the aggregate Term Loan B Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (d) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by
(ii) the outstanding principal balance of the Loans held by all Lenders.

          "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies, commercial finance companies and hedge funds, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes.

          "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

          "Real Estate" has the meaning ascribed to it in Section 3.6.

          "Refinancing" means the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

          "Refunded Swing Line Loan" has the meaning ascribed to it in Section 1.1(c)(iii).

          "Related Transactions" means the initial borrowing under the Revolving Loan and the Term Loans on the Closing Date, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

          "Related Transactions Documents" means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Requisite Lenders" means, collectively, (a) Requisite Revolving Lenders, (b) Requisite Term Loan A Lenders and (c) Requisite Term Loan B Lenders.

          "Requisite Revolving Lenders" means, collectively, (a) Revolver Agent and (b) Lenders having (i) more than 66 2/3% of the Revolving Loan Commitments of all Lenders, or (ii) if the Revolving Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Revolving Loan.

          "Requisite Term Loan A Lenders" means, collectively, (a) Term Loan A Agent and (b) Term Loan A Lenders having (i) more than 50% of the Term Loan A Commitments of the Term Loan A Lenders, or (ii) if the Term Loan A Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Term Loan A.

          "Requisite Term Loan B Lenders" means, collectively, (a) Term Loan B Agent and (b) Term Loan B Lenders having (i) more than 50% of the Term Loan B Commitments of the Term Loan B Lenders, or (ii) if the Term Loan B Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Term Loan B.

          "Reserves" means (a) reserves established by Administrative Agent from time to time against Eligible Rolling Stock pursuant to Section 5.9, (b) reserves established by Administrative Agent against Eligible Real Estate, (c) the Carve-Out Reserve, (d) the Term Loan A Availability Reserve, and (e) such other reserves against Eligible Accounts, Eligible Rolling Stock, Eligible Real Estate or Borrowing Availability of Borrowers that Administrative Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Administrative Agent's credit judgment.

          "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, the Senior Notes; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees or directors of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

          "Retiree Welfare Plan" means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

          "Revolver Agent" means, collectively, GE Capital and Marathon, in their respective capacities as agent for the Revolving Lenders, or their successors appointed pursuant to Section 9.7.

          "Revolver Borrowing Base" means, as of any date of determination by Administrative Agent, from time to time, an amount equal to the sum at such time of:

          (a) 85% of the book value of Eligible Accounts; and

          (b) 85% of the net orderly liquidation value of Eligible Rolling Stock, based on the appraisals delivered on the Closing Date and any subsequent appraisals obtained by the Administrative Agent pursuant to Section 1.14(b); and

          (c) 50% of the fair market value of Eligible Real Estate, based on the appraisals delivered on the Closing Date and any subsequent appraisals obtained by the Administrative Agent pursuant to Section 1.14(b);

in each case, less any Reserves established by Administrative Agent at such time.

          "Revolver Protective Overadvance" has the meaning ascribed to it in
Section 1.1(a)(iii).

          "Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

          "Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Loan Commitment.

          "Revolving Loan" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

          "Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be One Hundred Thirty Million Dollars ($130,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

          "Revolving Note" has the meaning ascribed to it in Section 1.1(a)(ii).

          "Rolling Stock" means all rigs, trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment owned by Borrowers and used in the ordinary course of their business.

          "Security Agreement" means the Security Agreement to be executed and delivered pursuant to Section 5.11 and entered into by and among Collateral Agent, on behalf of Agents and Lenders, and each Credit Party that is a signatory thereto.

          "Senior Claims" means (a) Liens existing on the Closing Date and listed on Disclosure Schedule (6.7) (other than Liens securing the Prior Lender Obligations and Liens listed on Exhibit D), (b) Liens described in clauses (b), (c), (h), (i), (k) and
(l) of the definition of "Permitted Encumbrances" and (c) to the extent such Liens are entitled to priority under applicable law, Liens described in clauses
(a), (d) and (e) of the definition of "Permitted Encumbrances".

          "Senior Note Documents" means the Senior Notes and the Senior Note Indenture.

          "Senior Note Indenture" means the Indenture, dated as of September 30, 1997, between Allied Holdings, the guarantors from time to time party thereto, and The First National Bank of Chicago, as trustee, as amended.

          "Senior Notes" means those certain 8 5/8% Series A Senior Notes due 2007 and 8 5/8% Series B Senior Notes due 2007 issued by Allied Holdings pursuant to the Senior Note Indenture.

          "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

          "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

          "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

          "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

          "Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

          "Swing Line Advance" has the meaning ascribed to it in Section 1.1(c)(i).

          "Swing Line Availability" has the meaning ascribed to it in Section 1.1(c)(i).

          "Swing Line Commitment" means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

          "Swing Line Lender" means GE Capital.

          "Swing Line Loan" means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

          "Swing Line Note" has the meaning ascribed to it in Section
1.1(c)(ii).

          "Syndication Agents" means, collectively, Morgan Stanley and GE Capital in their capacity as co-Syndication Agents for Lenders.

          "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of any Agent or a Lender by the jurisdictions under the laws of which such Agent and Lenders are organized or conduct business or any political subdivision thereof.

          "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under the Agreement.

          "Term Lenders" means collectively Term Loan A Lenders and Term Loan B Lenders.

          "Term Loan A" has the meaning assigned to it in Section 1.1(b)(i)(1).

          "Term Loan A Agent" means Marathon, in its capacity as agent for the Term Loan A Lenders, or its successor appointed pursuant to Section 9.7.

          "Term Loan A Availability Reserve" means, as of any date of determination, an amount equal to the aggregate Term Loan A Commitment of all Term Loan A Lenders minus the Term Loan A Borrowing Base as of such date of determination. For the avoidance of doubt, no amendment or other modification to the definition of the "Term Loan A Availability Reserve" (including adjustments or new criteria or changes in advance rates in the calculation of Term Loan A Borrowing Base) which has the effect of eliminating or decreasing the amount of the Term Loan A Availability Reserve shall be effective without the prior written consent of the Requisite Lenders.

          "Term Loan A Borrowing Base" means, as of any date of determination, an amount equal to the sum at such time of:

          (a) an incremental five percent (5%) of Eligible Accounts in excess of Eligible Accounts included in the calculation of the Revolver Borrowing Base pursuant to clause (a) of the definition thereof, in an aggregate amount not to exceed ninety percent (90%) of Eligible Accounts;

          (b) an incremental ten percent (10%) of the net orderly value of Eligible Rolling Stock in excess of the net orderly liquidation value of Eligible Rolling Stock included in the calculation of the Revolver Borrowing Base pursuant to clause (b) of the definition thereof, in an aggregate amount not to exceed ninety-five percent (95%) of the net orderly liquidation value of Eligible Rolling Stock; and

          (c) an incremental thirty percent (30%) of the fair market value of Eligible Real Estate in excess of the fair market value of Eligible Real Estate included in the definition of the Revolver Borrowing Base pursuant to clause (c) of the definition thereof, in an aggregate amount not to exceed eighty percent (80%) of the fair market value of Eligible Real Estate.

          "Term Loan A Commitment" means (a) as to any Lender with a Term Loan A Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan A as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan A Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Twenty Million Dollars ($20,000,000) on the Closing Date. After advancing the Term Loan A, each reference to a Lender's Term Loan A Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan A.

          "Term Loan A Lenders" means those Lenders having a Term Loan A Commitment.

          "Term Loan B" has the meaning assigned to it in Section 1.1(b)(ii)(1).

          "Term Loan B Agent" means, collectively, Marathon and Morgan Stanley, in their respective capacities as agent for the Term Loan B Lenders, or their successors appointed pursuant to Section 9.7.

          "Term Loan B Commitment" means (a) as to any Lender with a Term Loan B Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan B as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan B Commitment, the aggregate commitment of all Lenders to make the Term Loan B, which aggregate commitment shall be Eighty Million Dollars ($80,000,000) on the Closing Date. After advancing the Term Loan B, each reference to a Lender's Term Loan B Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan B.

          "Term Loan B Lenders" means those Lenders having a Term Loan B Commitment.

          "Term Loan B Protective Overadvance" has the meaning ascribed to it in
Section 1.1(b)(iii).

          "Term Loans" means, collectively, the Term Loan A and Term Loan B.

          "Term Note A" has the meaning assigned to it in Section 1.1(b)(i)(1).

          "Term Note B" has the meaning assigned to it in Section 1.1(b)(ii)(1).

          "Title IV Plan" means a Pension Plan (other than a Multiemployer
Plan), that is subject to Title IV of ERISA or Section 412 of the IRC, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

          "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof (including Canada and any province of Canada); (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

          With respect to the amount of any obligation or liability denominated in a currency other than Dollars, for purposes of making calculations or determinations under the Loan Documents on any date, the amount of such obligation or liability shall be measured in Dollars by converting such amount in such other currency to Dollars at the conversion rate quoted on the applicable Reuters Monitor Screen or other service selected by the Agent on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or at such other rate as may have been agreed in writing between Borrowers and Administrative Agent.

                              ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

          (a) Issuance. Subject to the terms and conditions of the Agreement, Administrative Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of Borrowers and for any such Borrowers' account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Administrative Agent in its sole discretion (each, an "L/C Issuer") for such Borrower's account and guaranteed by Administrative Agent; provided, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Administrative Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Administrative Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Seventy-Five Million Dollars ($75,000,000) (the "L/C Sublimit") and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Revolver Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by the Administrative Agent, in its sole discretion (including with respect to customary evergreen provisions), and neither Administrative Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

          (b) (i) Advances Automatic; Participations. In the event that Administrative Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to Borrowers under
Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrowers' failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Administrative Agent for Administrative Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Administrative Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Administrative Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

               (ii) If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

          (c) Cash Collateral.

               (i) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, Borrowers will pay to Collateral Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Administrative Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of Borrowers. Such funds or Cash Equivalents shall be held by Collateral Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Collateral Agent. The Cash Collateral Account shall be in the name of Collateral Agent, for the benefit of Agents and Lenders and shall be subject to the control of Collateral Agent, for the benefit of Agents and Lenders, in a manner satisfactory to Collateral Agent. Each Borrower hereby pledges and grants to Collateral Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

               (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Administrative Agent in its sole discretion.

               (iii) From time to time after funds are deposited in the Cash Collateral Account by Borrowers, whether before or after the Commitment Termination Date, Administrative Agent may direct the Collateral Agent to apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Administrative Agent may elect, as shall be or shall become due and payable by Borrowers to Administrative Agent and Lenders with respect to such Letter of Credit Obligations of Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations of Borrowers, to any other Obligations of Borrowers then due and payable in the order specified in Section 1.11 of the Agreement.

               (iv) No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Administrative Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest, if any, earned on deposits in the Cash Collateral Account shall be held as additional collateral.

          (d) Fees and Expenses. Borrowers jointly and severally agree to pay to Administrative Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Administrative Agent or any Lender on account of such Letter of Credit Obligations, (ii) for each Fiscal Quarter during which any Letter of Credit Obligations remain outstanding, an issuance fee (in addition to any bank issuance charges) in an amount equal to one-quarter percent (0.25%) per annum multiplied by the face amount of all outstanding Letter of Credit Obligations, and (iii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to two and three-quarters percent (2.75%) per annum multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Administrative Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Administrative Agent at least two (2) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit or Application in the form of Exhibit B-1 attached hereto. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Administrative Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Administrative Agent and the L/C Issuer.

          (f) Obligation Absolute. The joint and several obligation of Borrowers to reimburse Administrative Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Administrative Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

               (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

               (ii) the existence of any claim, setoff, defense or other right that any Borrower or any of its respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Administrative Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of its respective Affiliates and the beneficiary for which the Letter of Credit was procured);

               (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by Administrative Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

               (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

               (vi) the fact that a Default or an Event of Default has occurred and is continuing.

          (g) Indemnification; Nature of Lenders' Duties.

               (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby jointly and severally agree to pay and to protect, indemnify, and save harmless Administrative Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Administrative Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Administrative Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Administrative Agent or such Lender (as finally determined by a court of competent jurisdiction).

               (ii) As between Administrative Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Administrative Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Administrative Agent under any Letter of Credit or guaranty thereof, Administrative Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Administrative Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agents' or any Lender's rights or powers hereunder or under the Agreement.

               (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer.

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEMS

          Each Credit Party formed under the laws of the United States (each a "Domestic Credit Party") and each Credit Party organized under the laws of the Dominion of Canada or any province thereof (each a "Canadian Credit Party") shall establish and maintain the Cash Management Systems described below and applicable to it:

          (a) On or before the Closing Date, each Credit Party shall have entered into arrangements, reasonably satisfactory to Agents, pursuant to which
(i) such Credit Party's existing cash management system held by the agent for the Prior Lenders under the Prepetition Loan Agreement shall have been assigned to such Credit Party or released by such agent for the Prior Lenders, (ii) all cash receipts received in respect of Collateral of Domestic Credit Parties will be transmitted to the Collection Account on each Business Day (it being understood that the Collateral Agent must have a first priority Lien on all cash receipts under, and pursuant to, the Interim Order).

          (b) On or before the Collateral Documentation Date, each Credit Party (other than any Credit Party not actively conducting and business) shall (i) establish or maintain lock boxes ("Lock Boxes") or at Administrative Agent's discretion, blocked accounts ("Blocked Accounts") or, in the case of the Canadian Credit Parties, collection accounts ("Canadian Accounts") at one or more of the banks set forth in Disclosure Schedule (3.19) into which proceeds of Collateral of the Credit Parties are deposited, and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, Blocked Accounts or Canadian Accounts, as applicable, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Accounts in such Credit Party's name and at a bank identified in Disclosure Schedule (3.19) (each, a "Relationship Bank").

          (c) Each Credit Party may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank reasonably acceptable to Administrative Agent into which (a) in the case of a Domestic Credit Party, Administrative Agent or a Borrower shall, from time to time, deposit proceeds of Revolving Credit Advances, and Swing Line Advances made to Borrowers pursuant to Section 1.1 for use by such Domestic Credit Party solely in accordance with the provisions of Section 1.4 or (b) in the case of a Canadian Credit Party, a Canadian lender permitted by Section 6.3(a)(v) or a Borrower will deposit funds. No Domestic Credit Party or, after the occurrence of an Event of Default, any Canadian Credit Party shall accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of (x) the greater of checks outstanding against such accounts as of that date or $500,000 and (y) amounts necessary to meet minimum balance requirements.

          (d) On or before the Collateral Documentation Date (or such later date as Administrative Agent shall consent to in writing), each Relationship Bank of a Domestic Credit Party shall have entered into tri-party blocked account agreements with Collateral Agent, for the benefit of itself and Lenders, and the applicable Domestic Credit Party, in form and substance reasonably acceptable to Collateral Agent. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account are held by such bank as agent or bailee-in-possession for Collateral Agent, on behalf of Agents and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Collateral Documentation Date with respect to banks at which a Blocked Account is maintained, such bank agrees to forward immediately all amounts in each Blocked Account to the Collection Account through daily sweeps from such Blocked Account into the Collection Account.

          (e) On or before the Collateral Documentation Date (or such later date as Administrative Agent shall consent to in writing), each Relationship Bank of a Canadian Credit Party shall have entered into tri-party account control agreements with Collateral Agent, for the benefit of itself and Lenders, and the applicable Canadian Credit Party, in form and substance reasonably acceptable to Collateral Agent. Each such account control agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Canadian Account are held by such bank as agent or bailee-in-possession for the Collateral Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the date thereof with respect to each Canadian Account, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Collateral Agent (which Activation Notice may be given by Collateral Agent at any time when an Event of Default has occurred and is continuing (an "Activation Event")), to immediately forward all amounts received in the applicable Canadian Account to the Collection Account through daily sweeps from such Canadian Account into the Collection Account.

          (f) So long as no Default or Event of Default has occurred and is continuing, Credit Parties may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box, Blocked Account or Canadian Account or to replace any Disbursement Account; provided, that (i) Administrative Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank, (ii) prior to the time of the opening of such Blocked Account or Lock Box, the applicable Domestic Credit Party and such bank shall have executed and delivered to Collateral Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Collateral Agent, and (iii) prior to the time of the opening of such Canadian Account, the applicable Canadian Credit Party and such bank shall have executed and delivered to Collateral Agent a tri-party account control agreement, in form and substance reasonably satisfactory to Collateral Agent. Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days following notice from Collateral Agent that the creditworthiness of any bank holding an account is no longer acceptable in Collateral Agent's reasonable judgment, or as promptly as practicable and in any event within sixty
(60) days following notice from Collateral Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Collateral Agent's liability under any tri-party blocked account agreement or account control agreement with such bank is no longer acceptable in the reasonable judgment of Collateral Agent.

          (g) The Lock Boxes, Blocked Accounts and Canadian Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Credit Party thereof shall have granted a Lien to Collateral Agent, on behalf of Agents and Lenders, pursuant to the Security Agreement, the Interim Order, the Final Order, the Canadian Interim Order and the Canadian Final Order.

          (h) All amounts deposited in the Collection Account shall be deemed received by Collateral Agent in accordance with Section 1.10 and shall be applied (and allocated) by Collateral Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(i) Each Credit Party shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Credit Party (each a "Related Person") to (i) hold in trust for Collateral Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Credit Party or any such Related Person, and (ii) within one
(1) Business Day after receipt by such Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Domestic Credit Party or into a Canadian Account of such Canadian Credit Party. Each Credit Party on behalf of itself and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral shall be deposited directly into the applicable Blocked Accounts or Canadian Accounts.

                             ANNEX D (SECTION 2.1(A)
                                       TO
                                CREDIT AGREEMENT

                                CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section
2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Administrative Agent in form and substance satisfactory to Agents on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

          A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agents.

          B. Revolving Notes, Swing Line Notes and Term Notes. Duly executed originals of the Revolving Notes, Swing Line Notes and Term Notes for each applicable Lender, dated the Closing Date.

          C. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as reasonably requested by Administrative Agent, in favor of Collateral Agent, on behalf of Lenders.

          D. Security Interest and Lien Searches. Evidence satisfactory to Agents that Collateral Agent (for the benefit of Agents and Lenders) has a valid and perfected first priority security interest in the Collateral and copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to Permitted Encumbrances.

          E. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance reasonably satisfactory to Agents, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, pursuant to which, inter alia, Prior Lenders agree to provide, immediately upon entry of the Final Order by the Bankruptcy Court, (a) UCC-3 or other appropriate termination statements (including Canadian termination statements), in form and substance satisfactory to Administrative Agent, releasing all liens of Prior Lenders upon any of the personal property of each Credit Party, and (b) as requested by Agents and consistent with the provisions of Annex C, termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lenders or relating to the Prior Lender Obligations.

          F. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from each Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts, Eligible Rolling Stock and Eligible Real Estate of such Borrower as of a date not more than seven (7) days prior to the Closing Date.

          G. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

          H. Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Administrative Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Term Loans and the initial Revolving Credit Advance.

          I. Charter and Good Standing. For each Credit Party, such Person's (a) charter or other constating documents and all amendments thereto, (b) good standing certificates (including verification of tax status) or equivalents in its jurisdiction of incorporation, organization or other establishment, and (c) good standing certificates (including verification of tax status) or equivalents and certificates of qualification or equivalents to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

          J. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors and stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

          K. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

          L. Opinions of Counsel. Duly executed originals of opinions of Troutman Sanders LLP, United States counsel for the Credit Parties, and Stewart, McKelvey, Stirling and Scales LLP, Canadian counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agents, each in form and substance reasonably satisfactory to Agents and counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agents, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agents and Lenders are authorized to rely on such opinion.

          M. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agents and Lenders in accordance with
Section 4.2.

          N. Intentionally omitted.

          O. Officer's Certificate. Administrative Agent shall have received duly executed originals of a certificate of the Chief Executive Officer and Chief Financial Officer of each Borrower, dated the Closing Date, stating that, except for the commencement of the Chapter 11 Cases and except as reflected in Allied Holdings' June 30, 2005 financial statements, since December 31, 2004, (a) no event or condition has occurred or is existing which would reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of any Borrower or any of its Subsidiaries.

          P. Waivers. Collateral Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements or entry of the Interim Order providing for collateral access, each in form and substance reasonably satisfactory to Administrative Agent, in each case as required pursuant to Section 5.9.

          Q. Intentionally omitted.

          R. Appraisals. Agents shall have received appraisals as to (a) all Equipment, including appraisals of all Rolling Stock performed by (i) Daley-Dodkin, LLC, dated December 16, 2004, and Administrative Agent and the Collateral Agent shall have received a letter executed by Daley-Dodkin, LLC, in form and substance reasonably satisfactory to Administrative Agent, authorizing Agents and Lenders to rely on such appraisal and (i) Taylor & Martin, Inc., and
(b) each parcel of Real Estate owned by each Credit Party, performed by Hilco Real Estate LLC, each of which shall be in form and substance reasonably satisfactory to Agents.

          S. Audited Financials; Financial Condition. Agents shall have received the Financial Statements, Projections and other materials set forth in Section 3.4, certified by Borrower Representative's Chief Financial Officer, in each case in form and substance reasonably satisfactory to Agents, and Agents shall be satisfied, in their sole discretion, with all of the foregoing. Agents shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of each Credit Party, based on such Pro Forma and Projections, to the effect that (a) the Pro Forma fairly presents the financial condition of such Credit Party as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; and (b) the Projections are based upon estimates and assumptions stated therein, all of which such Credit Party believes to be reasonable and fair in light of current conditions and current facts known to such Credit Party and, as of the Closing Date, reflect such Credit Party's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

          T. Letter of Credit Agreement. Duly executed copies of a Master Agreement for Standby Letters of Credit among Borrowers and GE Capital.

          U. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agents may reasonably request.

                            ANNEX E (SECTION 4.1(A))
                                       TO
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

          Borrowers shall deliver or cause to be delivered to Agents or to Agents and Lenders, as indicated, the following:

          (a) Monthly Financials. To Agents and Lenders, within thirty (30) days after the end of each Fiscal Month that is not also the end of a Fiscal Quarter, financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (except for the lack of footnotes and subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a monthly basis and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (b) Quarterly Financials. To Agents and Lenders, within forty-five
(45) days after the end of each Fiscal Quarter that is not also the end of a Fiscal Year, consolidated and consolidating financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower Representative that
(i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agents and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

          (c) Operating Plan. To Agents and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Borrowers, on a consolidated basis, approved by the Board of Directors of Borrowers, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

          (d) Annual Audited Financials. To Agents and Lenders, within ninety
(90) days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which consolidated Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agents. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iv) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

          (e) Management Letters. To Agents and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

          (f) Default Notices. To Agents and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

          (g) SEC Filings and Press Releases. To Agents and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

          (h) Intentionally omitted.

          (i) Supplemental Schedules. To Agents, supplemental disclosures, if any, required by Section 5.6.

          (j) Litigation. To Agents in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that
(i) seeks damages in excess of $250,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall.

          (k) Insurance Notices. To Agents, disclosure of losses or casualties required by Section 5.4.

          (l) Lease Default Notices. To Agents, (i) within two (2) Business Days after receipt thereof, copies of any and all Postpetition default notices received under or with respect to any leased location or public warehouse where Collateral is located, (ii) monthly within three (3) Business Days after payment thereof, evidence of payment of lease or rental payments as to each leased or rented location for which a landlord or bailee waiver has not been obtained and
(iii) such other notices or documents as Agents may reasonably request.

          (m) Lease Amendments. To Agents, within two (2) Business Days after receipt thereof, copies of all material amendments to real estate leases.

          (n) Hedging Agreements. To Agents within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

          (o) Other Documents. To Agents and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as any Agent or any Lender shall from time to time reasonably request.

          (p) Bankruptcy Matters. Copies of all monthly reports, projections, or other information respecting any Credit Party's or any Subsidiary of Borrowers' business or financial condition or prospects as well as all pleadings, motions, applications and judicial information filed by or on behalf of Credit Parties with the Bankruptcy Court or the Canadian Court or provided by or to the U.S. Trustee (or any monitor or interim receiver, if any, appointed in the Chapter 11 Cases) or the Committee, at the time such document is filed with the Bankruptcy Court, or provided by or, to the U.S. Trustee (or any monitor or interim receiver, if any, appointed in the Chapter 11 Cases) or the Committee.

                            ANNEX F (SECTION 4.1(B))
                                       TO
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

         Borrowers shall deliver or cause to be delivered the following:

          (a) To Agents, upon their request, and in any event no less frequently than 12:00 p.m. (New York time) on Wednesday of each week (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by Borrower Representative as of the last day of the immediately preceding week:

               (i) a Borrowing Base Certificate with respect to Borrowers, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion; and

               (ii) with respect to Borrowers, a monthly trial balance showing Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion.

          (b) To Agents, on a monthly basis, collateral reports with respect to Borrowers, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrowers, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion each of which shall be prepared by the Borrower Representative as of the last day of the immediately preceding month;

          (c) To Agents, within one (1) Business Day of the occurrence of any such disposition, a collateral report with respect to any disposition of Rolling Stock in excess of five percent (5%) of the aggregate volume of Borrowers' then current Rolling Stock, including the sale price received (and in the case of any sale not exclusively for cash, the amount received in cash and in the form of a note, together with a copy of the note) and a detailed description of the Rolling Stock disposed of, including, without limitation, type of Rolling Stock, model year, vehicle identification number and state of title registration, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion;

          (d) To Agents, within one (1) Business Day of the occurrence of any such purchase, a collateral report with respect to any purchase of Rolling Stock in excess of five percent (5%) of the aggregate volume of Borrowers' then current Rolling Stock, including the purchase price paid and a detailed description of the Rolling Stock purchased, including, without limitation, type of Rolling Stock, model year, vehicle identification number and state of title registration, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion;

          (e) To Agents, on a monthly basis by not later than the fifteenth day of any month, a Borrowing Base Certificate with respect to Borrowers, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion;

          (f) To Agents, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

               (i) a reconciliation of the Accounts trial balance of Borrowers to Borrowers' most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in its reasonable discretion;

               (ii) a reconciliation of the listing of all Rolling Stock by location and type (including model year, vehicle identification number and state of title registration) to Borrowers' most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion;

               (iii) an aging of accounts payable and a reconciliation of that accounts payable aging to Borrowers' general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion;

               (iv) a reconciliation of the outstanding Loans as set forth in the monthly Loan Accounts statement provided by Agents to Borrowers' general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion;

          (g) To Agents, at the time of delivery of each of the quarterly or annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Credit Party subject to the Federal Assignment of Claims Act of 1940, the Financial Administration Act (Canada) or any similar state, provincial or municipal legislation; (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or any similar office or agency in the prior Fiscal Quarter or Fiscal Year; and (iii) a list of commercial tort claims of any Credit Party acquired in the prior Fiscal Quarter or Fiscal Year;

          (h) Borrower Representative, at its own expense, shall deliver to Agents the results of each physical verification, if any, that Borrowers or any of their Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Rolling Stock (and, if a Default or an Event of Default has occurred and is continuing, Borrower Representative shall, upon the request of any Agent, conduct, and deliver the results of, such physical verifications as such Agent may require);

          (i) Borrower Representative, at its own expense, shall deliver to Agents such appraisals of Borrowers' assets as any Agent may reasonably request at any time, such appraisals to be conducted by an appraiser, and in form and substance, reasonably satisfactory to such Agent; and

          (j) Such other reports, statements and reconciliations with respect to the Revolver Borrowing Base, Term Loan A Borrowing Base, Collateral or Obligations of any or all Credit Parties as any Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

          Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

          (a) Maximum Capital Expenditures. Borrowers and their Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate for the 12-month period then ended the amounts set forth opposite each of such periods:

12-Month Period Ending   Maximum Capital Expenditures per Period
----------------------   ---------------------------------------
August 31, 2005                        $24,032,000
September 30, 2005                     $26,736,000
October 31, 2005                       $29,864,000
November 30, 2005                      $31,581,000
December 31, 2005                      $31,046,000
January 31, 2006                       $30,914,000
February 28, 2006                      $31,247,000
March 31, 2006                         $32,402,000
April 30, 2006                         $34,451,000
May 31, 2006                           $34,978,000
June 30, 2006                          $34,640,000
July 31, 2006                          $34,172,000
August 31, 2006                        $33,253,000
September 30, 2006                     $32,327,000
October 31, 2006                       $31,616,000
November 30, 2006                      $31,929,000
December 31, 2006                      $33,001,000

          (b) Minimum Fixed Charge Coverage Ratio. Borrowers and their Subsidiaries shall have on a consolidated basis at the end of each Fiscal Month set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

Fiscal Month Ending   Minimum Fixed Charge Coverage Ratio
-------------------   -----------------------------------
August 31, 2005                     0.69:1.0
September 30, 2005                  0.70:1.0
October 31, 2005                    0.67:1.0
November 30, 2005                   0.63:1.0
December 31, 2005                   0.62:1.0
January 31, 2006                    0.62:1.0
February 28, 2006                   0.60:1.0
March 31, 2006                      0.59:1.0
April 30, 2006                      0.64:1.0
May 31, 2006                        0.66:1.0
June 30, 2006                       0.67:1.0
July 31, 2006                       0.69:1.0
August 31, 2006                     0.69:1.0
September 30, 2006                  0.68:1.0
October 31, 2006                    0.70:1.0
November 30, 2006                   0.73:1.0
December 31, 2006                   0.69:1.0

          (c) Minimum EBITDA. Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Month set forth below, EBITDA as of the last day of such Fiscal Month and for the 12-month period then ended of not less than the amount set forth below opposite such Fiscal Month:

Fiscal Month Ending   Minimum EBITDA
-------------------   --------------
August 31, 2005         $42,185,000
September 30, 2005      $43,970,000
October 31, 2005        $44,085,000
November 30, 2005       $42,167,000
December 31, 2005       $40,535,000
January 31, 2006        $40,350,000
February 28, 2006       $38,972,000
March 31, 2006          $38,543,000
April 30, 2006          $40,464,000
May 31, 2006            $41,415,000
June 30, 2006           $40,929,000
July 31, 2006           $40,093,000
August 31, 2006         $39,566,000
September 30, 2006      $38,403,000
October 31, 2006        $38,948,000
November 30, 2006       $40,910,000
December 31, 2006       $39,749,000

          (d) Maximum Leverage Ratio. Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Month set forth below, a Leverage Ratio as of the last day of such Fiscal Month and for the 12-month period then ended of not more than the ratio set forth below opposite such Fiscal Month:

Fiscal Month Ending   Maximum Leverage Ratio
-------------------   ----------------------
August 31, 2005               4.8:1.0
September 30, 2005            4.3:1.0
October 31, 2005              4.0:1.0
November 30, 2005             4.3:1.0
December 31, 2005             4.4:1.0
January 31, 2006              4.7:1.0
February 28, 2006             4.9:1.0
March 31, 2006                5.0:1.0
April 30, 2006                4.8:1.0
May 31, 2006                  4.7:1.0
June 30, 2006                 4.7:1.0
July 31, 2006                 4.8:1.0
August 31, 2006               4.9:1.0
September 30, 2006            5.1:1.0
October 31, 2006              4.8:1.0
November 30, 2006             4.7:1.0
December 31, 2006             5.0:1.0

          Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agents and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means
(i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agents, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agents, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agents or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agents.

                            ANNEX H (SECTION 9.9(A))
                                       to
                                CREDIT AGREEMENT

                            WIRE TRANSFER INFORMATION

Name:           Morgan Stanley Senior Funding, Inc.
Bank:           Citibank, N.A.
                New York, New York
ABA #:          021000089
Account #:      406-99-776
Account Name:   Morgan Stanley Senior Funding, Inc.
Reference:      Allied Holdings, Inc.

Name:           General Electric Capital Corporation
Bank:           DeutscheBank Trust Company Americas
                New York, New York
ABA #:          021001033
Account #:      50232854
Account Name:   GECC/CAF Depository
Reference:      CFC - Allied Holdings

Name:           Marathon Structured Finance Fund, L.P.
Bank:           Citibank, N.A.
                New York, New York
ABA #:          021000089
Account #:      102-29482-2
Account Name:   Bear Stearns Securities Corp.

                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A) If to Morgan Stanley, at:

     Morgan Stanley Senior Funding, Inc.
     1585 Broadway
     New York, New York  10036
     Attention: Jason Colodne
     Telecopier No.: (212) 507-3444
     Telephone No.: (212) 761-2903

     with copies to:

     Paul, Hastings, Janofsky & Walker LLP
     75 East 55th Street
     New York, New York 10022
     Attention: Leslie A. Plaskon, Esq.
     Telecopier No.: (212) 319-4090
     Telephone No.: (212) 318-6000

(B) If to Administrative Agent or GE Capital, at:

     General Electric Capital Corporation
     201 Merritt 7 - 1st Floor
     Norwalk, Connecticut 06851
     Attention: Allied Holdings Account Manager
     Telecopier No.: (203) 956-4238
     Telephone No.: (203) 956-4097

     with copies to:

     General Electric Capital Corporation
     201 Merritt 7 - 3rd Floor
     P.O. Box 5201
     Norwalk, Connecticut 06856
     Attention: Corporate Counsel - Commercial Finance
     Telecopier No.: 203-956-4001
     Telephone No.: 203-956-4383

     and

     Kilpatrick Stockton LLP
     1100 Peachtree Street, Suite 2800
     Atlanta, Georgia 30309
     Attention: Hilary P. Jordan, Esq.
     Telecopier No.: (404) 815-6555
     Telephone No.: (404) 815-6500

(C) If to Marathon, at

     Marathon Asset Management
     461 Fifth Avenue
     10th Floor
     New York, New York 10017
     Attention: Gary Lembo
     Telecopier No.: (212) 381-4498
     Telephone No.: (212) 381-4444

     with copies to:

     King & Spalding LLP
     191 Peachtree Street
     Atlanta, Georgia 30303
     Attention: Gerald T. Woods, Esq.
     Telecopier No.: (404) 572-5100
     Telephone No.: (404) 572-4786

(D) If to any Borrower, to Borrower Representative, at

     Allied Holdings, Inc.
     160 Clairemont Avenue
     Suite 200
     Decatur, Georgia 30030
     Attention: Chief Financial Officer
     Telecopier No.: (404) 370-4206
     Telephone No.: (404) 371-0379

     with a copy to:

     Troutman Sanders LLP
     600 Peachtree Street
     Suite 5200
     Atlanta, Georgia 30308
     Attention: Hazen H. Dempster, Esq.
     Telecopier No.: (404) 962-6544
     Telephone No.: (404) 885-3126

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       to
                                CREDIT AGREEMENT

              Commitments                               Lender(s)
              -----------                               ---------
REVOLVING LOAN COMMITMENT $130,000,000
(including a Swing Line Commitment of
$10,000,000 and a L/C Sublimit of
$75,000,000):

             $100,000,000                GENERAL ELECTRIC CAPITAL CORPORATION

             $30,000,000                 MARATHON STRUCTURED FINANCE FUND, L.P.

TERM LOAN A COMMITMENT $20,000,00:

             $20,000,000                 MARATHON STRUCTURED FINANCE FUND, L.P.

TERM LOAN B COMMITMENT $80,000,000:

             $40,000,000                 MARATHON STRUCTURED FINANCE FUND, L.P.

             $40,000,000                 MORGAN STANLEY SENIOR FUNDING, INC.


                                       J-1